UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Progress Software Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Our Values: ProgressPROUD

Our values drive our everyday actions, keeping us connected, inspired and moving forward.

ProgressPROUD represents the fundamental beliefs that guide our actions and are core to who we are. Our values revolve around trust, collaboration, respect, accountability and our ability to adapt and innovate. Our adherence to these values reinforces who Progress is as a trusted software provider and employer of choice.

P

PROGRESS
collaboratively

We work closely as a team to deliver outstanding results.

R

RESPECT
differences

We use our different viewpoints and backgrounds to improve our work and culture.

O

OWN
our tomorrow today

We take initiative and are accountable for the outcomes.

U

UPHOLD
trust

We are ready to help when our customers and colleagues need us most.

D

DARE
to innovate

We question the status quo and identify ways to improve how we work.

Letter From Our Chair

March 26, 2025

To Our Stockholders:

We invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Progress Software Corporation (“Progress,” the “Company,” “we,” “us” or “our”), which will be held on May 8, 2025, at 10:00 a.m. Eastern Time.

The Annual Meeting will be conducted via live webcast to facilitate stockholder attendance and participation from any location around the world. Stockholders will be able to submit questions before and during the meeting using online tools, providing our stockholders with the opportunity for meaningful engagement with the Company. For instructions on attending the Annual Meeting virtually and voting your shares, please see “About the Meeting and Voting” in the accompanying Proxy Statement.

The following Notice of Annual Meeting of Stockholders and accompanying Proxy Statement contain details regarding admission to the virtual meeting and the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted during the meeting. We urge you to promptly vote and submit your proxy via the internet, by phone or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting online, you can vote online even if you have previously submitted your proxy.

We will also provide a recording of the Annual Meeting on our Investor Relations website at https://investors.progress.com/. We hope this will allow those who cannot attend the meeting to hear Progress discuss 2024 and our goals for 2025 at their convenience. As always, you can find a variety of pertinent information about Progress on our Investor Relations website.

On behalf of the Board of Directors, thank you for your continued support. We look forward to seeing many of you at the virtual Annual Meeting.

John R. Egan

Board Chair

2025 Proxy Statement	1

Letter From Our Board of Directors

March 26, 2025

To Our Stockholders:

Over the past year, we have all experienced the transformative power of AI across industries and in our daily lives. The promise of AI ignited our collective imagination, unleashing creativity and efficiency in new and exciting ways. AI is central to what we do at Progress, factoring into our acquisition of ShareFile and deepening our commitment to supporting customers with their evolving AI journeys. During 2024, Progress remained strong and focused on delivering value and support to our customers, resulting in steady demand across virtually all markets and product lines. The commitment of Progressers around the world and their active engagement contributed to strong retention and dynamic teams that executed well throughout the year and delivered results ahead of plan.

As we have for decades, in 2024, Progress remained focused on empowering our customers, our people, and our products. Throughout the year, the Board and executive leadership collaborated closely to ensure that Progress effectively executed its Total Growth Strategy, and the financial, strategic and business results delivered in fiscal 2024 demonstrated the success of our approach.

Our Performance

Our work this year advanced our strategic plan of delivering meaningful stockholder value through our Total Growth Strategy, while achieving impressive financial results. Our business, across base and newly integrated products, remains well positioned for continued success. By building on our track record as the trusted provider of AI-powered digital experience and infrastructure software that our customers and partners rely on, we have navigated market turbulence with a steady hand.

Corporate Social Responsibility

The Board is enormously proud of how Progress and its employees performed, not just in their day-to-day responsibilities, but through advancing our Corporate Social Responsibility program, Progress for Tomorrow. This work is organized around three pillars: Our People, Our Global Community and Our Planet, enabling us to focus on supporting the communities in which we live and work while also making a tangible difference in the world around us.

Director Nominations and Corporate Governance

Current Board nominees represent a wide range of backgrounds and expertise. We believe our varied experiences, perspectives and skills contribute to the Board’s effectiveness in managing risk and providing guidance that positions Progress for long-term success in a changing business environment. Of our nine Board nominees, eight are independent, which includes our Board Chair and all committee members. This Proxy Statement describes Progress’ corporate governance policies and practices that foster the Board’s effective oversight of the Company’s business strategies and practices.

Executive Compensation

Consistent with our pay-for-performance philosophy, the Compensation Committee of the Board of Directors emphasized alignment with our long-term business goals in designing our executive compensation programs for 2024. Our executive compensation programs for 2024 reflected management’s continued commitment to our strategic plan.

Looking Ahead

In fiscal 2025, the Board anticipates advancing and evolving the Company’s strategic plan in tandem with our dynamic industry. We acknowledge that there is increasing market and geopolitical uncertainty, but we believe that challenges can also present opportunities–we remain diligent in our efforts and confident in Progress’ future outlook.

Thank you for your ongoing support. We appreciate the opportunity to represent your interests as stockholders.

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Notice of Annual Meeting of Stockholders

You are cordially invited to attend the annual meeting online.

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1	Elect nine directors to serve until the 2026 Annual Meeting	“FOR” each director nominee	Page 15

2	Advisory vote to approve the fiscal 2024 compensation of our named executive officers (“say-on-pay” vote)	“FOR”	Page 46

3	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year	“FOR”	Page 83

Other matters properly brought before the meeting may also be considered.

Please vote your shares before the meeting, even if you plan to attend the meeting. Further information about how to attend the virtual Annual Meeting, vote your shares during the meeting and submit questions during the meeting is included in the accompanying Proxy Statement.

Your broker will not be able to vote your shares on the election of directors or the say- on-pay vote unless you give your broker specific instructions to do so. A complete list of registered stockholders will be available for examination during the Annual Meeting.

By Order of the Board of Directors,

YuFan Stephanie Wang
Corporate Secretary
Burlington, Massachusetts
March 26, 2025

YOUR VOTE IS IMPORTANT Whether or not you plan to attend the meeting, please promptly vote and submit your proxy.

Date and Time
Day, May 8, 2025 10:00 AM ET

Virtual Meeting
www.virtualshareholdermeeting. com/PRGS2025

Who Can Vote Stockholders as of March 12, 2025, are entitled to vote

How to Vote

Internet www.proxyvote.com

Telephone 1-800-690-6903

Mail Complete, sign and promptly mail the proxy card in the enclosed postage-prepaid envelope

During the Meeting www.virtualshareholdermeeting. com/PRGS2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 8, 2025: This Proxy Statement and our 2024 Annual Report on Form 10-K are available at: www.proxyvote.com

2025 Proxy Statement	3

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2025 Proxy Statement	5

Business Overview

Over **4 million** developers, technologists at hundreds of thousands of enterprises and over 10 million business users depend on Progress.

Progress provides software that empowers organizations to achieve transformational success in the face of disruptive change. Our software enables our customers to develop, deploy and manage responsible AI-powered applications and digital experiences with agility and ease. Customers get a trusted provider in Progress, with the products, expertise and vision they need to succeed.

The core tenets of the Progress Total Growth Strategy are to invest and innovate, acquire and integrate great businesses and drive customer success. We invest in our products, our people and in how we run the business. Our investments result in industry-leading products, built and supported by engaged employees.

Our Strategy

Trusted Provider of the Best Products to Develop, Deploy and Manage Responsible AI-Powered Applications and Digital Experiences

- Our broad portfolio of products falls into four distinct categories: engaging experiences; content, logic and insights; data platforms and infrastructure management.
- We empower customers with market-leading products in each of these categories, so their businesses can thrive.
- We offer these products to both new and existing customers and partners. This strategy builds on our vast experience in application development that we've acquired over the past 40+ years.

- Our financial stability, staying power and commitment to innovation propels customers forward with confidence.
- Our ability to succeed is driven by our organizational philosophy and operating principles focused on customer and partner retention, their success and a streamlined operating approach to more efficiently drive predictable and stable recurring revenue and high levels of profitability.

M&A Driven Growth

- We are pursuing growth driven by accretive acquisitions of software businesses, with products that appeal to both IT organizations and individual developers.
- These acquisitions must meet strict financial and other criteria, with the goal of driving significant stockholder returns by providing scale and increased cash flows.
- We have made five significant acquisitions in six years: Ipswitch, Inc. (April 2019), Chef Software Inc. (October 2020), Kemp Technologies, Inc. (November 2021), MarkLogic Corporation (February 2023) and ShareFile (October 2024).

Thoughtful Capital Allocation Strategy

- Our capital allocation policy emphasizes accretive M&A, which allows us to expand our business and drive significant stockholder returns. It utilizes share repurchases to return value to stockholders.
- We intend to repurchase our shares in sufficient quantities to offset dilution from our equity plans and may elect to conduct additional repurchases based on market conditions and other factors.

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Business Overview

Fiscal 2024 Financial Highlights

$753M

Revenue

▲ *8% from FY2023*

$211M

Cash Flow from Operations

▲ *22% from FY2023*

$842M

Annualized recurring revenue (“ARR”)

As of the end of fiscal 2024, ***increased 46%*** *year-over-year on a constant currency basis*

$118M+

Stockholder-focused capital allocation

capital returned to stockholders in fiscal 2024

Exceeded our non-GAAP operating income target

100%+ NRR net retention rate as of the end of fiscal 2024, illustrating our predictable and durable revenue performance

Closed ShareFile acquisition in October 2024 and began integration

Key product releases featuring AI, including Sitefinity, Flowmon, Telerik, Kendo UI, ShareFile and Progress Data Platform

2025 Proxy Statement	7

Business Overview

Praise for Progress

We are proud to share that we continue to be recognized by the industry as a top place to work and for our corporate social responsibility work, including our efforts to be an inclusive organization.

AMERICA'S GREENEST COMPANIES 2025
Newsweek
PLANT-A INSIGHTS GROUP

The Boston Globe
TOP PLACES TO WORK 2024
MASSACHUSETTS

BEST PLACES TO WORK
HONOREE
LARGE
(250-499 EMPLOYEES)

AMERICA'S MOST RESPONSIBLE COMPANIES
2025
Newsweek
statista

BRONZE
2024 STEVIE WINNER
FOR GREAT EMPLOYERS

USA TODAY
AMERICA'S CLIMATE LEADERS
2024
statista

EMPLOYER OF 2024
Forbes
BUSINESS AWARDS
2024
SECOND PLACE

Sponsored by
BDO PNC
TECH TOP 50
WINNER
MOSAIC
Recognizing exemplary leadership in fostering diversity & inclusion in MA's tech workforce

MIDDLE MARKET LEADERS
HONOREE

CSR
THE INTERNATIONAL CSR EXCELLENCE AWARDS
for companies that have a heart

GOLD
2024 STEVIE WINNER
AMERICAN BUSINESS AWARDS

TECH TOP 50

НАЙ-ГОЛЕМИТЕ КОМПАНИИ
K100
КАПИТАЛ
2024
СЛЕД БУМА - ЗАСТОЙ

8

Business Overview

Corporate Social Responsibility

Each year, we focus on supporting our people, engaging with our global community and taking tangible steps to leave our planet better than we found it. In 2024, Progress and our employees donated $230,000 to over 50 certified charitable organizations worldwide.

2025 Proxy Statement	9

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these and other topics, please review our Annual Report on Form 10-K for the fiscal year ended November 30, 2024 (the “Annual Report”), and this entire Proxy Statement.

This Proxy Statement and the accompanying proxy card, including an Internet link to our previously filed Annual Report, were first made available to stockholders on or about March 26, 2025.

The Board of Directors and Nominating and Corporate Governance Committee believe the nine Board nominees possess the skills, experience and diversity to effectively monitor performance, provide oversight and advise management on the Company’s long-term strategy.

Director Nominees

Name and Primary Occupation	Age	Director Since	Other Public Boards	Committee Membership			
					AC	CC	NC	M&A
	**John R. Egan** ✓ Board Chair Managing Partner, Carruth Management, LLC	67	2011	1			M	
	**Paul T. Dacier** ✓ Partner, Quinn Emanuel Urquhart & Sullivan LLP	67	2017	1			C	
	**Rainer Gawlick** ✓ Board Chair, Proto Labs, Inc.	57	2017	1	M			M
	**Yogesh K. Gupta** President and CEO, Progress Software Corporation	64	2016	1				
	**Charles F. Kane** ✓ Senior Lecturer, MIT Sloan	67	2006	2	F			M
	**Samskriti Y. King** ✓ Former CEO, Veracode, Inc.	51	2018	—	M			C
	**David A. Krall** ✓ Strategic Advisor, Roku, Inc.	64	2008	2		C		
	**Angela T. Tucci** ✓ Chair, Anita Borg Institute for Women and Technology	58	2018	—		M		M
	**Vivian M. Vitale, NACD.DC** ✓ Principal, Vivian Vitale Consulting, LLC	71	2019	1		M	M	

AC Audit Committee
CC Compensation Committee
NC Nominating and Corporate Governance Committee
M&A Mergers & Acquisitions/Strategy Committee

C Chair
M Member
F Chair and Financial Expert
✓ Independent

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Proxy Statement Summary

Key Board Qualifications, Expertise and Attributes

The table and graphs below summarize the director nominees’ experience and the qualifications, skills and attributes most relevant to nominate candidates to serve on the Board. See “Nominees for Directors” for additional details regarding our nominees’ experience and backgrounds.

Board Snapshot

2025 Proxy Statement	11

Proxy Statement Summary

Board Effectiveness

Our Board takes a multi-faceted approach to continually assess Board composition and evaluate Board effectiveness.

Active and Engaged Board

We have an active and engaged Board that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of Progress and its stockholders. The number of Board and committee meetings held in fiscal 2024 (December 1, 2023 – November 30, 2024) is set forth below.

2024 Meetings
Board	7
Audit Committee	8
Nominating & Corporate Governance Committee	4
Compensation Committee	5
Mergers & Acquisitions Committee	5

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Proxy Statement Summary

Executive Compensation Philosophy

The Compensation Committee’s philosophy is to tie executive pay to performance in order to incentivize the achievement of returns to our stockholders and to drive the creation of sustainable long-term stockholder value. Consistent with this pay-for-performance philosophy, the Compensation Committee, in designing our executive compensation programs for 2024, emphasized alignment with our long-term business goals.

2024 Executive Compensation Highlights

Compensation Governance Highlights

2025 Proxy Statement	13

Proxy Statement Summary

Based on the Audit Committee’s assessment of Deloitte & Touche LLP’s qualifications and performance, it believes their retention for fiscal 2025 is in the best interests of the Company.

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Nominees

Nine individuals have been nominated for election at the Annual Meeting to hold office until the 2026 Annual Meeting. The nominees were evaluated and recommended by the Nominating and Corporate Governance Committee in accordance with its charter and our Corporate Governance Guidelines. The Board of Directors and Nominating and Corporate Governance Committee believe the nine Board nominees possess the skills and experience to effectively monitor performance, provide oversight and advise management on the Company’s long- term strategy. For additional information about the nominees and their qualifications, please see the sections of this Proxy Statement entitled “Director Nomination Process” and “Nominees for Directors.”

Each director elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders or special meeting in lieu of such an Annual Meeting or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal. There are no family relationships among any of our executive officers or directors. Each of the director nominees named in this Proxy Statement has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve. If, before the Annual Meeting, one or more nominees named in this Proxy Statement should become unable to serve or for good cause will not serve, the persons named in the enclosed proxy will vote the shares represented by any proxy received by our Board of Directors for such other person or persons as may thereafter be nominated for director by the Nominating and Corporate Governance Committee and our Board of Directors.

Our Director Resignation Policy

Our Corporate Governance Guidelines set forth our director resignation policy for directors, which provides that any nominee for election to the Board in an uncontested election who receives a greater number of votes “withheld” from their election than votes “for” such election is required to submit their offer of resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is to consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to that offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, the Company will disclose that decision and an explanation of such decision in a filing with the SEC or a press release. If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to our Bylaws.

If a director’s resignation is not accepted by the Board, such director will continue to serve until the next Annual Meeting of Stockholders or special meeting in lieu of such an Annual Meeting or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal. Through this policy, the Board seeks to be accountable to all stockholders and respects the rights of stockholders to express their views through their votes for directors. At the same time, the policy allows the Board sufficient flexibility to make sound evaluations based on the relevant circumstances and to act in the best interest of the Company and its stockholders in the event of a greater than 50% “withhold” vote against a specific director.

2025 Proxy Statement	15

Proposal 1: Election of Directors

Director Nomination Process

Board Membership Criteria

Our Board of Directors has delegated the search for, and recommendation of, director nominees to the Nominating and Corporate Governance Committee. When considering a potential candidate for membership on our Board of Directors, the Nominating and Corporate Governance Committee will consider any criteria it deems appropriate, including, among other things, the background, experience and qualifications of any candidate as well as such candidate’s past or anticipated contributions to our Board of Directors and its committees. At a minimum, each nominee is expected to have:

In addition, the Nominating and Corporate Governance Committee has established the following minimum requirements:

•	at least five years of business experience;
•	no identified conflicts of interest as a prospective director;
•	no convictions in a criminal proceeding (aside from traffic violations) during the five years prior to the date of selection; and
•	willingness to comply with our Code of Conduct and Business Ethics.

The Board of Directors retains the right to modify these minimum qualifications from time-to-time and exceptional candidates who do not meet these criteria may still be considered.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including:

The Nominating and Corporate Governance Committee considers a variety of standards that may be appropriate from time-to-time for the overall structure and composition of our Board of Directors, but it does not assign specific weights to the various criteria and no single criterion is necessarily applicable to all prospective nominees.

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Proposal 1: Election of Directors

Director Selection Process

1 IDENTIFYING CANDIDATES

Generally, the Nominating and Corporate Governance Committee, in light of the results of the Board's self-evaluation process, identifies candidates for director nominees in consultation with the other directors and management, using search firms or other advisors, through recommendations submitted by stockholders or through other methods that the Nominating and Corporate Governance Committee deems to be helpful to identify candidates.

2 INCUMBENT DIRECTORS

In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews each incumbent director's overall past service to us, including the number of meetings attended, level of participation, quality of performance and whether the director continues to meet applicable independence standards.

3 MINIMUM QUALIFICATIONS FOR NEW DIRECTOR CANDIDATE

In the case of a new director candidate, the Nominating and Corporate Governance Committee confirms that the candidate meets the minimum qualifications for a director nominee established by the Nominating and Corporate Governance Committee.

4 INTERVIEWING CANDIDATES

The candidate will also be interviewed by the Nominating and Corporate Governance Committee and other Board members.

5 REVIEW OF CANDIDATES

The Nominating and Corporate Governance Committee then meets to discuss and review the qualities and skills of each candidate, both on an individual basis and considering the overall composition and needs of our Board of Directors. The same procedures apply to all candidates for director nomination, including candidates submitted by stockholders.

6 RECOMMENDATION OF CANDIDATES

Based on the results of the review process, the Nominating and Corporate Governance Committee recommends candidates for our Board of Directors' approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to our Board of Directors for appointment to its committees.

2025 Proxy Statement	17

Proposal 1: Election of Directors

Stockholder Recommendations

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Recommendations sent by stockholders must provide the following information:

•	the name and address of record of the stockholder;
•	a representation that the stockholder is a record holder of our common stock, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•	the name, age, business and residential address, educational background, current principal occupation or employment and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;
•	a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications described above;
•	a description of all arrangements or understandings between the stockholder and the proposed director candidate; and
•	any other information regarding the proposed director candidate that is required to be included in a Proxy Statement filed under SEC rules.

The submission must be accompanied by a written consent of the individual to be named in our Proxy Statement as standing for election if nominated by our Board of Directors and to serve if elected by the stockholders. Stockholder recommendations of candidates for election as directors at an Annual Meeting of Stockholders must be timely and submitted to the Company in accordance with the requirements for director nominations set forth in the Company’s bylaws.

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Proposal 1: Election of Directors

Key Board Qualifications, Expertise and Attributes

The table and graphs below summarize the director nominees’ experience and the qualifications, skills and attributes most relevant to nominate candidates to serve on the Board. Director biographies in the section below entitled “Nominees for Directors” describe each director’s background and relevant experience in more detail.

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Proposal 1: Election of Directors

Director Independence

Having an independent Board is a core component of our governance philosophy. Our Corporate Governance Guidelines provide that, as a matter of policy and consistent with applicable laws, rules and regulations, a majority of the Board should be independent directors, as defined by Nasdaq Rules. To help ensure independence, our Corporate Governance Guidelines contain limits on director outside activities. Directors are expected to avoid any action, position or arrangement that conflicts with an interest of the Company or gives the appearance of a conflict. Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Board, and other directors should not serve on more than four other boards of public companies in addition to the Company’s board.

Based on the review and recommendation of our Nominating and Corporate Governance Committee, our Board has determined that all current directors except Yogesh Gupta (our President and Chief Executive Officer) are independent within the meaning of the director independence standards of Nasdaq and the applicable rules of the SEC.

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Proposal 1: Election of Directors

Nominees for Directors

2025 Proxy Statement	21

Proposal 1: Election of Directors

22

Proposal 1: Election of Directors

2025 Proxy Statement	23

Proposal 1: Election of Directors

24

Proposal 1: Election of Directors

2025 Proxy Statement	25

Proposal 1: Election of Directors

26

Proposal 1: Election of Directors

2025 Proxy Statement	27

Proposal 1: Election of Directors

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Proposal 1: Election of Directors

2025 Proxy Statement	29

Corporate Governance

Our Corporate Governance Framework

We believe we have in place corporate governance processes and practices that are designed to promote and enhance the long-term interests of our stockholders, solidify board oversight, strengthen management accountability and foster responsible decision-making. We regularly monitor developments in corporate governance and review our processes and practices in light of such developments.

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Corporate Governance

Our Corporate Governance Documents

•	Certificate of Incorporation
•	Amended and Restated Bylaws
•	Audit Committee Charter
•	Nominating and Corporate Governance Committee Charter
•	Compensation Committee Charter
•	Code of Conduct and Business Ethics
•	Finance Code of Ethics
•	Corporate Governance Guidelines
•	Stock Option Grant Policy
•	Mergers & Acquisitions/Strategy Committee Charter

Our Certificate of Incorporation and our Bylaws are filed with the SEC and are available electronically at www.sec.gov. The other documents listed above can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page. Any substantive amendment to or waiver of any provision of the Code of Conduct and Business Ethics may be made only by the Board and will be disclosed as required by Nasdaq listing standards or applicable law.

Our Corporate Governance Practices

Our Board is Independent

8 of 9 nominees are independent	If the director nominees are elected at the Annual Meeting, the Board will continue to be composed of one employee director (Mr. Gupta, our CEO) and eight independent, non-employee directors (Messrs. Egan, Dacier, Kane and Krall, Dr. Gawlick and Mses. King, Tucci and Vitale).
Regular executive sessions of independent directors	Our independent directors meet in executive session without the Chief Executive Officer at every regularly scheduled Board meeting to discuss, among other matters, the performance of the Chief Executive Officer.
Committees are independent	Each of the Board’s committees is strictly comprised of independent directors.
Independent compensation consultant	The compensation consultant is retained by and reports directly to the Compensation Committee. The compensation consultant is independent of the Company and management.

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Corporate Governance

Board Refreshment

We believe it is important to maintain a mix of longer-tenured, experienced directors, who can help to preserve continuity and institutional knowledge, and new directors, who can provide fresh perspectives. In furtherance of this objective, the Board elected Mr. Dacier and Dr. Gawlick in June 2017, Mses. King and Tucci in February 2018 and Ms. Vitale in October 2019. We do not impose director tenure limits, although our Corporate Governance Guidelines impose a mandatory retirement age of 85. We believe our Board’s composition balances directors with extensive company knowledge and those with fresh perspectives. The majority of our Board have served less than eight years.

>

June 2017

Paul T. Dacier –

Mr. Dacier’s vast legal experience

and expertise in corporate governance is a valuable addition to our Board. He also brings a wealth of experience pertaining to the software industry and applicable regulatory frameworks.

Rainer Gawlick –

Dr. Gawlick brings deep expertise in

a variety of areas of technology key to the Progress success strategy. His expertise in sales and marketing strategy in the software industry contributes greatly to our Board.

>

February 2018

Samskriti Y. King –

Ms. King is a highly accomplished business leader with tremendous expertise in product and cybersecurity issues. Her industry expertise aligns with the Company’s strategy to deliver strong, sustainable performance in the software industry.

Angela T. Tucci –

Ms. Tucci brings valuable software industry experience and the spirit of entrepreneurship to our Board. Her addition supports our longstanding and continuous focus on ensuring that our Board has the right skills and perspectives to enable the Company to execute on its business strategy with agility.

>

October 2019

Vivian M. Vitale –

Ms. Vitale brings a wealth of experience in creating high-impact programs and systems aimed at scaling for growth, acquisition integration and talent management. Her skillset is valuable to our go- forward M&A strategy and enhances the Board’s ability to oversee the continued engagement of Progressers.

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Corporate Governance

We Have an Independent Board Chair

We believe the current Board leadership structure serves us and our stockholders well by having a strong independent Board Chair to provide independent leadership of the Board and because it allows our CEO to focus primarily on the Company’s business strategy, operations and corporate vision. This leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management. Board members have complete access to and are encouraged to utilize members of our senior management regularly, and they have the authority to retain independent advisors as they deem necessary. The Board believes this leadership structure affords the Company an effective combination of internal and external experience, continuity and independence.

John R. Egan Board Chair

Key Responsibilities of the Independent Board Chair:

•   Calling meetings of the Board and independent directors;

•   Setting the agenda for Board meetings in consultation with the CEO and our Secretary;

•   Chairing executive sessions of the independent directors;

•   Engaging with stockholders;

•   Acting as an advisor to Mr. Gupta on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to interest the Board; and

•   Performing other duties specified in the Corporate Governance Guidelines or assigned by the Board.

Mr. Egan currently serves as our independent Board Chair and brings extensive board leadership experience as a director of publicly traded companies, including NetScout Systems, Inc., where he serves as Lead Director, having also previously served as a director of Verint Systems, EMC Corporation and VMWare, Inc. Mr. Egan also serves on the Board of Trilio, a privately held technology company. Mr. Egan has led global technology companies through strategic growth and operational change. His strong integrity and professional credibility with the other directors and executive officers has helped Mr. Egan to effectively oversee management and execute on the Company’s business strategy.

Our Corporate Governance Guidelines do not require the separation of the roles of Board Chair and Chief Executive Officer, as our Board believes that it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the Company’s needs and Progress’s leadership at a given point in time. We believe that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between those in leadership roles. Our policy is to have a Lead Independent Director if the Board Chair is not independent.

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Corporate Governance

We Proactively Engage with our Stockholders

We actively seek to engage with our stockholders as part of our corporate governance. During the past year, members of senior management spoke to, or sought to engage with, a large cross-section of our stockholders. In 2024, nearly half our shares were held by passive investors, whose stewardship teams routinely connect with us only on an as-needed basis. We typically reach out to these investors proactively on a biannual basis.

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Corporate Governance

Our Board Evaluates Its Effectiveness

Our Board of Directors conducts periodic self-evaluations to determine whether the Board is functioning effectively. In addition, each committee of the Board also conducts a self-evaluation of its performance and its members’ effectiveness relative to the goals and standards set forth in each committee’s charter. The Nominating and Governance Committee leads these evaluations and is responsible for reporting the results to the full Board and management. Directors may be required to submit responses through a survey or other means to evaluate the effectiveness of the Board. The annual self-evaluation process also evaluates the performance of individual directors, which is considered in connection with director nominations.

Committees of the Board of Directors

Our Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, and Mergers and Acquisitions/Strategy Committees. The committee charters adopted by our Board of Directors can be found on our website at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page.

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Corporate Governance

36

Corporate Governance

Compensation Committee

Members

Principal Responsibilities:

- Oversees our overall compensation structure and benefits, policies and programs
- Administers our equity-based plans
- Reviews and makes recommendations to our Board of Directors regarding the performance of our Chief Executive Officer
- Reviews and recommends to our Board of Directors for its approval, the compensation of our Chief Executive Officer
- Consults with our Chief Executive Officer to review and determine compensation of all of our other executive officers
- Assists in developing and reviewing succession plans for our senior management, including the Chief Executive Officer
- Review's our policies, programs and initiatives for employee inclusion and belonging
- Reviews our processes and procedures for the consideration and determination of director and executive compensation
- Is responsible for producing the Compensation Committee Report included in this Proxy Statement

Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee for fiscal 2024 were Mr. Krall and Mses. Tucci and Vitale, with Mr. Krall serving as Chair. Mr. Krall, Ms. Tucci and Ms. Vitale are not, nor have they ever been, an officer or employee of the Company or of any of its subsidiaries or had any relationship with us requiring disclosure in this Proxy Statement. There are no compensation committee interlocks amongst any of our directors.

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Corporate Governance

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Corporate Governance

Board Oversight

Role of the Board

The Board is elected by stockholders. Except for those matters reserved for stockholder approval, the Board is the ultimate decision-making body of the Company. The Board advises and guides senior management and monitors its performance.

The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. In fulfilling that responsibility, the directors may rely on the honesty and integrity of the Company’s senior management and on legal, accounting, financial and other advisors.

Strategic Oversight

Our Board engages with the Company’s management regularly and plays a vital role informing management’s understanding of the Company’s strategic objectives and performance drivers while ensuring proper focus on the risks associated with those corporate strategies and continually evaluating the level of authority delegated to management to ensure that it is reasonable.

Our Board delegates substantial authority in certain areas to the Company’s CEO and senior management enabling them to run the Company. The Board remains responsible, however, for overseeing management’s performance within the delegated areas including: strategic initiatives, financial performance, accounting and financial reporting, risk management and compliance. In 2024, this included engagement with management regarding the Company’s product and operational strategies with respect to AI.

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Corporate Governance

Our Board of Directors Has a Significant Role in Risk Oversight

Our Board of Directors believes that its oversight responsibility with respect to the various risks confronting the Company is one of its most important areas of responsibility and provides further checks and balances on our leadership structure. Our Board of Directors views its oversight of risk as an ongoing process that occurs throughout the year while evaluating the strategic direction and actions of the Company. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also determining what level of risk is appropriate for the Company. We believe that having an independent Board Chair enhances our Board’s ability to oversee our risks.

Our Board of Directors receives reports from members of senior management on the functional areas for which they are responsible. These reports may include information concerning operational, financial, sales, competitive, legal and regulatory, strategic and other risks, as well as any related management and mitigation.

Board Oversight of CSR

It is the role of our Board to guide management in connecting the Company’s sustainability, ethics and governance efforts to the industry, markets, products and strategies that are unique to Progress in order to ensure such efforts are aligned with the best interests of our stakeholders. Committees of the Board have been assigned responsibilities with respect to certain areas of corporate sustainability.

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Corporate Governance

Oversight of Cybersecurity

A key area of focus for us is the mitigation of our cybersecurity risk. Cybersecurity protection is vital to our organization and our stakeholders, and we are committed to hardening our products, data and systems against potential breaches. Our Chief Information Security officer provides periodic updates on cybersecurity matters to the Audit Committee, including information about certain recent cybersecurity incidents, cybersecurity governance processes, the status of projects to strengthen internal cybersecurity and security features of the products and services we provide our customers. Our cybersecurity program includes, among other things, external audits of our internal and product security practices under relevant information security standards. We have implemented a cybersecurity training program for all employees, and we have taken steps to mitigate the impact of potential cybersecurity risks, including by procuring cybersecurity coverage as part of our corporate insurance program.

Director Attendance

Our Board of Directors met seven times during the fiscal year ended November 30, 2024. During fiscal 2024, each director nominee attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served from and after their election to the Board.

In January 2018, the Board of Directors adopted a policy requiring members of our Board of Directors to attend the Annual Meeting of Stockholders. All members of our Board of Directors virtually attended the 2024 Annual Meeting of Stockholders.

Our Board's organizational meeting follows our annual meeting of stockholders. Our Board meets in executive session at every regularly scheduled Board meeting, which is followed by a session of only independent directors led by the Chair. Directors are expected to attend Board meetings, meetings of the committees on which they serve and our annual meeting of stockholders, with the understanding that on occasion a director may be unable to attend a meeting.

Executive Sessions of Independent Directors

The independent directors of the Board will meet in Executive Session as required and at least two times each year, typically before or after a regularly scheduled Board meeting, and at any other time requested by any independent director. The Executive Sessions are led by the Board Chair.

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Director Compensation

We pay our non-employee directors a mix of cash and equity compensation. Employee directors receive no compensation for their service as directors.

In accordance with the Director Compensation Plan adopted by the Board for 2024, our non-employee directors were paid an annual retainer of $275,000, of which $50,000 was paid in cash and $225,000 in equity in the form of deferred stock units (“DSUs”) or restricted stock units (“RSUs”). Committee members and chairs also received the additional compensation described below.

Prior to adopting the 2024 Director Compensation Plan, the Compensation Committee received market data from Pay Governance, the Compensation Committee’s independent compensation consultant, and considered whether any changes in director compensation should be proposed. Based on the market data, the Compensation Committee recommended to the Board no changes to director compensation and the Board adopted this recommendation.

The cash retainers for Board and committee services were paid in June 2024 and the equity retainers were issued in June 2024.

The number of DSUs or RSUs granted was determined by dividing the equity retainer by the grant-date closing price of our common stock as reported by Nasdaq. The DSUs and RSUs vest in a single installment on the date of the Annual Meeting, subject to continued service on our Board of Directors through such date. DSUs do not convert to shares of common stock until a director terminates service on the Board of Directors. RSUs and DSUs would also convert into shares upon a change in control.

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Director Compensation

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for non-employee directors. These guidelines provide for all non-employee directors to hold an amount of our common stock, restricted shares, restricted stock units and/or vested DSUs having a value equal to at least five times the annual cash retainer. Directors have five years to attain this ownership threshold. As of the date of this Proxy Statement, all non-employee directors are in compliance with the stock ownership guidelines.

Director Compensation Table—Fiscal 2024

The following table sets forth a summary of the compensation paid or granted to our non-employee directors for service on our Board in 2024.

Name	Unvested DSUs and RSUs Outstanding at November 30, 2024(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Paul T. Dacier	4,149	62,500	225,042	287,542
John R. Egan	4,149	135,000	225,042	360,042
Rainer Gawlick	4,149	85,000	225,042	310,042
Charles F. Kane	4,149	90,000	225,042	315,042
Samskriti Y. King	4,149	95,000	225,042	320,042
David A. Krall	4,149	75,000	225,042	300,042
Angela T. Tucci	4,149	80,000	225,042	305,042
Vivian M. Vitale	4,149	75,000	225,042	300,042

(1)	The number of outstanding unvested DSUs and RSUs held by each director as of November 30, 2024, is shown. No director held stock options.
(2)	Represents the fair value of the awards measured at the grant date. The number of units granted to each director in 2024 was determined by dividing the grant date value of the award, $225,000, by $54.24, the closing price of our common stock on June 27, 2024, rounded up to the nearest whole unit.

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Our Executive Officers

The following table sets forth certain information regarding our current executive officers.

Name	Age	Position
Yogesh Gupta	64	President and Chief Executive Officer
Anthony Folger	53	Executive Vice President, Chief Financial Officer
John Ainsworth	60	Executive Vice President and General Manager, Application and Data Platform
Loren Jarrett	50	Executive Vice President and General Manager, Digital Experience
Ian Pitt	57	Executive Vice President, Chief Information Officer
Sundar Subramanian	46	Executive Vice President and General Manager, Infrastructure Management
YuFan Stephanie Wang	42	Executive Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer

Mr. Gupta became President and Chief Executive Officer in October 2016. Since he is also a Board member, his biography appears above in Proposal One: Election of Directors.

Mr. Folger joined Progress as Chief Financial Officer in January 2020 and was elevated to Executive Vice President in November 2021. As CFO, Mr. Folger is responsible for our finance and accounting, financial planning, treasury, tax and investor relations functions. Prior to joining Progress, Mr. Folger was Chief Financial Officer and Treasurer of Carbonite, Inc., from January 2013 until Carbonite was acquired by OpenText Corporation in late December 2019. Prior to that time, from June 2006 to December 2012, Mr. Folger held a variety of senior leadership positions at Acronis AG, including Chief Financial Officer from October 2008 to December 2012. In December 2024, Mr. Folger was appointed to the board of directors of CSP, Inc. (Nasdaq: CSPI).

Mr. Ainsworth joined Progress as Senior Vice President, Products-Core in January 2017 and was elevated to Executive Vice President in November 2021. Since December 2022, Mr. Ainsworth has been serving as the General Manager for the Application and Data Platform business unit (“ADP”). As General Manager, Mr. Ainsworth is responsible for guiding all aspects of engineering, support and sales for ADP. Prior to taking on this role, Mr. Ainsworth was responsible for the product management, product marketing, technical support and engineering functions for OpenEdge, Corticon, DataDirect Connect, DataDirect Hybrid Data Pipeline, Sitefinity, MOVEit, WhatsUp Gold, Kemp Loadmaster and Kemp Flowmon. Before joining Progress, Mr. Ainsworth was Senior Vice President, Engineering Services at CA Technologies, Inc., a position he assumed in April 2016. Prior to that time, Mr. Ainsworth held various senior positions within CA Technologies, Inc., which he joined through acquisition in 1994.

Ms. Jarrett joined Progress as Chief Marketing Officer in January 2017. She transitioned to Senior Vice President and General Manager of our Developer Tools Business in June 2019 and was elevated to Executive Vice President in November 2021. Ms. Jarrett currently serves as Executive Vice President and General Manager of the Digital Experience business unit. She has been in this role since December 2022. As General Manager, Ms. Jarrett is responsible for sales, product management, product marketing, demand generation, technical support and engineering for Progress’ Digital Experience business. Prior to joining Progress, Ms. Jarrett was Chief Marketing Officer at Acquia, from 2015 until December 2016, Chief Marketing Officer at Kaseya, Inc. from 2013 until 2015, and Vice President, Corporate Charge Card and Loyalty Products at American Express, in 2013. Prior to that time, Ms. Jarrett was Vice President, Product Management and Strategy at Oracle Corporation from 2011 until 2012 and Senior Vice President of Marketing and Product Management at FatWire from 2007 until its acquisition by Oracle in 2011.

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Our Executive Officers

Mr. Pitt became Chief Information Officer in August 2021 and was elevated to Executive Vice President in November 2021. As our Chief Information Officer, Mr. Pitt is responsible for driving the vision, strategy and operations of Progress’ global IT organization. Mr. Pitt is also responsible for the security of our internal networks, infrastructure and business applications. Prior to joining the Company, Mr. Pitt was Chief Information Officer from July 2016 until May 2021 at LogMeIn Inc. Prior roles included Chief Information Officer and senior technology and IT roles at Thunderhead/Smart Communications, IntraLinks Inc., Tata Consultancy Services and Chordiant Software Inc.

Mr. Subramanian currently serves as Executive Vice President, General Manager of Infrastructure Management and has been in this role since December 2022. As General Manager, Mr. Subramanian is responsible for the sales, product management, product marketing, field marketing, technical support and engineering for Progress’s infrastructure management business. Mr. Subramanian became Senior Vice President and General Manager, Chef in October 2020 upon completion of our acquisition of Chef and was elevated to Executive Vice President in November 2021. Prior to that time, upon joining the Company in August 2019, Mr. Subramanian was responsible for driving all facets of the Company’s early-stage products including the Kinvey, Kinvey Health Cloud, DataRPM, NativeChat and NativeScript product lines. Prior to joining Progress, Mr. Subramanian was an Executive Director at athenahealth, Inc., from August 2016 to July 2019, and Vice President, Products at Citrus Payment Solutions Pvt. Ltd., from September 2015 to August 2016. Previously, he served as Vice President, SaaS at Kaseya, Inc., from January 2014 to August 2015.

Ms. Wang currently serves as Chief Legal Officer, Corporate Secretary and Chief Compliance Officer and has been in this role since September 2022, where she leads Progress’ legal, compliance and corporate governance efforts. She joined the Company in May 2022 as Deputy General Counsel and became Acting Chief Legal Officer in June 2022. Prior to joining the Company, Ms. Wang was with W. P. Carey Inc. (NYSE: WPC) from 2014 to 2022, where she most recently held the role of Senior Vice President and Deputy Chief Legal Officer. Ms. Wang previously practiced law in the corporate departments of Clifford Chance US LLP and Proskauer Rose LLP.

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In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and related compensation tables and narrative, which provide detailed information on the 2024 compensation of our named executive officers. We believe our executive compensation programs demonstrate our pay-for-performance philosophy, which creates alignment with our stockholders and drives the creation of sustainable long-term stockholder value.

Board Recommendation

We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and narrative disclosure.”

This say-on-pay vote is advisory only and not binding on the Company, the Compensation Committee or our Board of Directors. Although the vote is advisory, our Board of Directors and our Compensation Committee value the opinions of our stockholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers.

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Compensation Discussion and Analysis

Introduction

This “Compensation Discussion and Analysis” section describes the elements of our compensation programs for our named executive officers. This section also provides an overview of our executive compensation philosophy and analyzes how and why the Compensation Committee of our Board of Directors arrives at specific compensation decisions and policies.

We describe below our compensation philosophy, policies and practices relating to the fiscal year ended November 30, 2024, with respect to the following “named executive officers” (“NEOs”), whose compensation is set forth in the “Summary Compensation Table” and other compensation tables contained in this Proxy Statement:

Yogesh Gupta President and Chief Executive Officer	Anthony Folger Executive Vice President, Chief Financial Officer	John Ainsworth Executive Vice President and General Manager, Application and Data Platform	Loren Jarrett Executive Vice President and General Manager, Digital Experience	Sundar Subramanian Executive Vice President and General Manager, Infrastructure Management

We present our Compensation Discussion and Analysis in the following sections:

1	Executive Summary In this section, we discuss our strategy, our fiscal 2024 corporate performance and certain governance aspects of our executive compensation program.	> See page 48
2	Executive Compensation Program In this section, we describe our executive compensation philosophy and process and the material elements of our executive compensation program.	> See page 51
3

2024 Executive Compensation Decisions

In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for fiscal 2024 and certain actions taken before or after fiscal 2024, when doing so enhances the understanding of our executive compensation program.

> See page 56
4	Other Executive Compensation Matters In this section, we describe our other compensation policies and review the accounting and tax treatment of compensation.	> See page 63

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Compensation Discussion and Analysis

Executive Summary

Fiscal 2024 Performance

As outlined below, our financial and operating performance in fiscal 2024 was strong, as we benefited from steady demand across virtually all our products lines and markets. Our employees worked tirelessly, enabling us to execute exceptionally well against our strategic plan.

Performance relative to our most important incentive compensation metrics, as well as other highlights of our fiscal 2024 operational and financial results, include:

48

Compensation Discussion and Analysis

Fiscal 2024 Compensation Structure

The Compensation Committee’s philosophy is to tie executive pay to Company performance, thereby creating alignment with our stockholders and driving the creation of sustainable long-term stockholder value. During fiscal 2024, our compensation programs continued to reflect this philosophy and compensation earned reflected our business achievements.

Our fiscal 2024 budget and operating plan prioritized enhancing customer retention and reflected our expectations for strong recurring revenue and high renewal rates. Consistent with past years, we also prioritized operating our business as efficiently as possible resulting in strong cash flow which allows us to continue to execute our Total Growth Strategy and return capital to Progress stockholders.

As was the case in fiscal 2023, the Compensation Committee utilized a combination of short and long-term compensation programs to advance our strategy.

2024 Executive Compensation Highlights

Our compensation program for fiscal 2024 remained largely consistent with our fiscal 2023 compensation structure. The Compensation Committee, in consultation with Pay Governance, its independent compensation consultant, reviewed our fiscal 2024 compensation structure in November 2023 and January 2024. Consistent with prior years, our annual and long-term incentive plans were designed to achieve financial goals related to our business plan for fiscal 2024 and in line with our financial guidance to stockholders.

The only compensation design change for the fiscal 2024 program was to exclude the financial impacts of acquired businesses during the first year following acquisition from consideration when calculating the 35% annual non-GAAP operating margin threshold applicable to performance-based restricted stock units (“PSUs”).

For fiscal 2024, payouts under our Corporate Bonus Plan were made at 127% of target, based on our solid performance. The construct, underlying metrics and resulting performance and payout outcome under the Corporate Bonus Plan are described further in the section below entitled “Cash Incentive Compensation”.

The three-year performance period for PSUs awarded under our 2022 Long-Term Incentive Plan (“LTIP”) ended on November 30, 2024. Based on our relative total stockholder return (“TSR”) and cumulative total operating income, 126% of the awarded PSUs were earned, as described further in the section entitled “2024 Executive Compensation Decisions – Equity Compensation – PSUs” below.

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Compensation Discussion and Analysis

Annual Bonus Plan Update (applicable to Fiscal Year 2025)

For fiscal 2025, the Committee added ARR as a performance metric in our Corporate Bonus Plan to better reflect the Company’s focus on the durability of our recurring revenue. With the addition of ARR, the 2025 Annual Bonus plan includes the following financial metrics (weighted as indicated): ARR (20%), total non-GAAP revenue (20%, reduced from 40% last year), total non-GAAP operating income (40%) and total adjusted free cash flow (20%).

Response to 2024 Say-on-Pay Vote and the Evolution of our Executive Compensation Programs

We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly seek feedback from our stockholders to better understand their opinions on governance issues, including compensation. The Compensation Committee carefully considers stockholder feedback and the outcome of each vote when reviewing our executive compensation programs each year.

At our 2024 annual stockholders meeting, approximately 97% of the votes cast approved, on an advisory basis, our executive compensation for fiscal 2023. As shown in the table at right, for each of the past six years, we received approximately 96% or greater, support with respect to the advisory vote on executive compensation.

The Compensation Committee will continue to consider the outcome of our say-on-pay votes and our stockholders’ views when making future compensation decisions for our executives.

50

Compensation Discussion and Analysis

Executive Compensation Program

Philosophy and Objectives

Our philosophy is to reward executive officers based upon corporate performance, as well as to provide long-term incentives for the achievement of financial and strategic goals. We use a combination of cash compensation, composed of base salary and an annual cash bonus program, long-term equity incentive compensation programs and a broad-based benefits program to create a competitive compensation package for our executive management team. We tie the payment of cash and long-term equity incentive compensation to executive officers to the achievement of financial objectives.

The Compensation Committee uses the following principles to guide its decisions regarding the compensation of our executive officers:

Pay for Performance	Total compensation should reflect a “pay-for-performance” philosophy in which more than 50% of each executive officer’s compensation is tied to the achievement of company financial objectives. Cash compensation for our executive officers is weighted toward short-term incentive bonus awards tied to company financial objectives that are difficult to attain and require achievement that is closely linked to our annual operating plan and budget and publicly announced expectations. Long-term incentive awards, namely PSUs and stock options, also ensure pay and performance alignment over the long term.
Alignment with Stockholders’ Interests	Total compensation levels should include long-term performance-based equity awards to align executive officer and stockholder interests.
Internal Parity	To the extent practicable, base salaries and short- and long-term incentive targets for similarly situated executive officers should be comparable to avoid divisiveness and encourage teamwork, collaboration, and a cooperative working environment.
External Competitiveness	Total compensation should be competitive with peer companies so that we can attract and retain high-performing key executive talent. To achieve this goal within market ranges, our Compensation Committee annually reviews the compensation practices of other companies in our peer group, as discussed in the “Peer Group” section below.

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Compensation Discussion and Analysis

Compensation Review Process

Role of Compensation Committee

Toward the end of each fiscal year, the Compensation Committee begins the process of reviewing executive officer compensation for the next fiscal year. The Compensation Committee is provided with reports from its independent compensation consultant comparing our executive compensation and equity granting practices relative to the market and to our peer group. The Compensation Committee reviews recommendations from management on the current fiscal year annual and long-term incentive compensation programs. The Compensation Committee then reviews and approves any changes to executive officers’ total target cash compensation and long-term equity incentive compensation. The Compensation Committee reviews all recommendations considering our compensation philosophy and seeks input from its independent compensation consultant prior to making any final decisions.

The Compensation Committee meets in executive session (without management) with its independent compensation consultant to deliberate on executive compensation matters. None of our executive officers participate in the Compensation Committee’s deliberations or decisions regarding their own compensation.

Role of Chief Executive Officer

Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to compensation for his direct reports (including our other named executive officers). In making these recommendations, the factors considered include market data, tenure, individual performance, responsibilities and experience levels of the executives, as well as the compensation of the executives relative to one another.

These initial CEO recommendations are presented at Compensation Committee meetings. The Total Rewards team within our Human Resources team and individuals within our Finance and Legal teams support the Compensation Committee in the performance of its responsibilities. During fiscal 2024, our Chief Financial Officer, Chief Legal Officer, Chief People Officer and Vice President, Global Rewards & Systems attended the Compensation Committee meetings to provide perspectives on the competitive landscape, the needs of the business, information about our financial performance and relevant legal and regulatory developments.

52

Compensation Discussion and Analysis

Role of Compensation Consultant

Our Compensation Committee again retained Pay Governance to advise it on matters related to executive compensation for fiscal 2024.

Other than providing limited guidance regarding our broad-based equity plan design for all employees, including advice in connection with the request to add additional shares to the equity plan at the 2024 Annual Meeting of Stockholders, Pay Governance did not provide any services for management in fiscal 2024. Pay Governance consulted with our management when requested by the Compensation Committee and only as necessary to obtain relevant compensation and performance data for the executives, as well as essential business information so that it could effectively support the Compensation Committee with appropriate competitive market information and relevant analyses.

During fiscal 2024, Pay Governance provided a range of services to the Compensation Committee to support the Compensation Committee’s agenda and obligations under its charter, including providing advice relating to the impact of regulatory updates, industry trends and peer group compensation data, advice on the structure and competitiveness of our compensation programs, advice on the consistency of our programs with our executive compensation philosophy and advice on director compensation. Representatives of Pay Governance also attended Compensation Committee meetings.

The Compensation Committee assessed the independence of Pay Governance and determined that Pay Governance is independent of Progress and has no relationships that could create a conflict of interest with us. As part of its assessment, the Compensation Committee considered the fact that Pay Governance did not provide any other services to us and consults with our management only as necessary to provide the services described above.

Peer Group

To assist the Compensation Committee in making decisions on total compensation for executives and company-wide equity grants, the Compensation Committee utilizes peer and industry group data and analyses. Each year, as necessary, the Compensation Committee reviews with its independent compensation consultant the list of peer companies as points of comparison to ensure that comparisons are meaningful.

With management’s input, and focus on the following considerations, Pay Governance provided recommendations on the composition of our peer group for fiscal 2024.

General Description

Application Software or Systems Software companies which operate in similar or related businesses and with which Progress competes for business or talent.

Criteria Considered

•	Publicly traded on a major U.S. exchange and based in U.S.
•	Revenues: 0.5x to 2.5x of Progress
•	Market Cap: 0.2x to 5.0x of Progress
•	Qualitative Factors:
•	Proxy advisor-defined peers
•	Recent financial performance
•	Growth and profitability profiles

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Compensation Discussion and Analysis

For fiscal 2024, the Compensation Committee removed four peer companies utilized in 2023 and added three new peer companies as shown in the table below. The four companies removed (Adeia Inc., OneSpan Inc., SailPoint Technologies Holdings, Inc., Upland Software, Inc.) no longer meet our criteria for inclusion (e.g., public companies with revenues or market caps within the ranges specified above) or have gone through a significant divestiture.

Peer Group List
Appian Corporation	Everbridge, Inc.	Rapid7, Inc.
Aspen Technology, Inc.	Manhattan Associates, Inc.	SPS Commerce, Inc.
Avid Technology, Inc.	N-able, Inc.*	Verint Systems, Inc.
Blackbaud, Inc.	New Relic, Inc.	Xperi Inc.*
CommVault Systems, Inc.	Pegasystems, Inc.
Dynatrace, Inc.	Qualys, Inc.*

*  Added for 2024.

Pay Governance then prepared a compensation analysis based on survey data and data gathered from publicly available information for our peer group companies. Pay Governance separately analyzed and advised the Compensation Committee regarding the pay practices of companies engaged in a total growth strategy like ours.

Survey Data

The executive compensation analysis prepared by Pay Governance also included data from Radford’s 2023 Global Compensation Database for U.S.-based companies with revenues similar to ours. The Compensation Committee used this data to compare the current compensation of our named and other executive officers to the peer group and to determine the relative market value for each position, based on direct, quantitative comparisons of pay levels. The survey data was used when there was a lack of public peer data for an executive’s position and to obtain a general market understanding of current compensation practices.

Competitive Positioning

Fiscal 2024 target total direct compensation for our named executive officers was set by the Compensation Committee based predominantly on competitive pay practices, as reflected in the peer group and survey data. The Compensation Committee reviews market data at the 25th, 50th and 75th percentile and, for 2024, sought to target total direct compensation for the named executive officers as a group within a competitive range of the 50th percentile of our peer group in setting our executive compensation programs. Additional adjustments were considered based on individual tenure, experience, performance, criticality of role, succession planning, internal pay equity and historical pay levels, as well as the level of an executive officer’s unvested equity awards and incentives.

Components of Executive Compensation

Compensation for our named executive officers currently consists of three primary components that are designed to reward performance in a simple and straightforward manner: base salary, annual cash bonus and long-term equity awards. The objectives and key attributes of these components, as well as how each element accomplishes the goals and objectives of our overall program are summarized below.

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Compensation Discussion and Analysis

The non-GAAP metrics used in our compensation program exclude the impact of certain items, including (as applicable) acquisition-related revenue, amortization of acquired intangibles, stock-based compensation, restructuring expenses, acquisition-related expenses, cyber incident and vulnerability response expense, and the impact of such adjustments. These metrics are calculated quarterly and are publicly disclosed as part of our quarterly earnings releases.

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Compensation Discussion and Analysis

2024 Executive Compensation Decisions

Program Design

Consistent with its pay-for-performance philosophy, the Compensation Committee emphasized alignment with our long-term business goals in designing our executive compensation programs for fiscal 2024. Our executive compensation programs for fiscal 2024 were designed to reflect our continued commitment to the goals of our total growth strategy:

•	Be a trusted provider of products to develop, deploy and manage AI-powered applications and digital experiences.
•	Focus on customer and partner retention to drive recurring revenue and increased profitability.
•	Execute our total growth strategy driven by targeting accretive M&A.
•	Execute our capital allocation strategy.

Pay Mix

In setting the mix among the different elements of executive compensation, we do not target specific allocations but generally weight target compensation more heavily toward performance-based compensation, both cash and equity. The percentage of performance-based compensation for our executive officers and other employees increases with job responsibility, reflecting our view of internal pay equity and the ability of a given employee to contribute to our results. We also generally align our compensation mix with the practices of our peer group when possible and to the extent consistent with our compensation strategy and business plan.

“Other NEOs” reflects average of NEOs, excluding CEO & CFO

Allocations among pay elements reflect our belief that a significant portion of our named executive officers’ compensation should be performance-based and therefore “at risk” based on Company performance, as well as subject to ongoing service requirements. Since our cash incentive opportunities and equity incentive awards have both upside opportunities and downside risks and our actual performance can deviate from the target goals, the amount of compensation earned will differ from the target allocations.

56

Compensation Discussion and Analysis

Alignment Realizable Pay Value and Performance

The Compensation Committee reviews realizable pay value analyses for the executive officers to inform design and award levels for long-term incentive awards. We believe our overall executive compensation program has been effective at driving the achievement of our target financial and strategic results, appropriately aligning executive pay and corporate performance and enabling us to attract and retain top executives within our industry. When results do not meet our expectations, our named executive officers receive compensation that is below our target levels and may be below market in comparison to our peer group.

Individual Determinations

Below is a summary of the fiscal 2024 compensation decisions of the Compensation Committee and, where applicable, changes for each named executive officer from fiscal 2023.

Name	2024 Annual base salary	YOY change for base salary (%)	2024 Target annual Cash Incentive Award (% of salary)	YOY Change for Target Annual Cash Incentive (as % of salary)	2024 Target Value of Equity Awards ($)(1)	YOY change for Target Value of Equity Awards(2)
Yogesh Gupta	$600,000	0.00%	100.00%	0.00%	$8,500,000	21.43%
Anthony Folger	$440,000	0.00%	65.00%	0.00%	$2,850,000	9.62%
John Ainsworth	$425,000	0.00%	60.00%	0.00%	$1,350,000	12.50%
Loren Jarrett	$425,000	0.00%	60.00%	0.00%	$1,350,000	12.50%
Sundar Subramanian	$425,000	0.00%	60.00%	0.00%	$1,350,000	12.50%

(1)	Equity Award total split 50% PSUs, 30% RSUs, and 20% Options.
(2)	The year-over-year increase in target equity value for the NEOs reflects a market adjustment approved by the Compensation Committee in consultation with its independent compensation consultant.

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Compensation Discussion and Analysis

Cash Compensation

Cash Incentive Compensation

Annual Cash Bonus

It is our philosophy to base a significant portion of each executive officer’s total compensation opportunity on performance incentives. Our annual bonus plan is intended to motivate eligible participants toward overall business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. Our bonus plan is administered by our Compensation Committee.

The Compensation Committee set the target annual cash incentive opportunity for fiscal 2024 (expressed as a percentage of base salary earned during the year) for each named executive officer in January 2024. The percentages remained unchanged from fiscal 2023. In setting the target levels, the Compensation Committee considered each named executive officer’s 2024 target total cash opportunity against the peer group data provided by our independent compensation consultant, internal pay equity and the roles and responsibilities of the named executive officers. The Compensation Committee believes that the target annual cash bonus opportunity should make up a larger portion of an executive officer’s total target cash compensation as the executive’s level of responsibility increases.

In the case of Ms. Jarrett and Messrs. Ainsworth and Subramanian, as named executive officers who served as General Managers in fiscal 2024, five-sixths of their respective target bonus was tied to performance under the fiscal 2024 Corporate Bonus Plan and one-sixth of their respective target was tied to performance under the fiscal to financial objectives with respect to the products for which they are responsible under the Sales Leader Plan.

2024 Plan Design

In January 2024, the Compensation Committee approved the fiscal 2024 Corporate Bonus Plan. For fiscal 2024, the Compensation Committee adopted three plan metrics for the Corporate Bonus Plan applicable to our named executive officers, all of which would be utilized to determine funding and payout under the cash bonus plan. These plan metrics were the same metrics utilized by the Compensation Committee in fiscal 2023 and are consistent with the financial measures upon which the Company provides guidance to investors.

Performance metric	Weighting	Rationale
Non-GAAP corporate revenue	40%	reflects the priority of customer retention and recurring revenue
Non-GAAP operating income	40%	reflects the priority for efficient scalable operations
Adjusted free cash flow metric	20%	reflects the importance of cash flow on our Total Growth Strategy execution.

Each metric was measured separately and was not impacted by performance with respect to the other metrics. The performance measures selected for our cash bonus plan were designed to support our goals of expanding our non-GAAP operating income, while at the same time preserving our strong cash flow, which would result in increased stockholder returns.

For 2024, the Compensation Committee set the thresholds, targets and stretch (maximum) performance levels for purposes of earning any award under the Corporate Bonus Plan as set forth in the following table.

	Performance and Payout
Performance Metric	Threshold	Target	Maximum
Total Revenue (% of performance target)	97%	100%	103%
Operating Income (% of performance target)	94%	100%	108%
Adjusted Free Cash Flow (% of performance target)	96%	98%	108%
Payout Percentage(1)	25%	100%	150%

(1)	Payout interpolated for performance within stated percentiles.

58

Compensation Discussion and Analysis

Targets were set at the beginning of fiscal 2024 based on the midpoints of our annual financial guidance released to stockholders in the first quarter of fiscal 2024. Following the acquisition of ShareFile, the Committee adjusted the performance targets for ownership of the business for one month in fiscal 2024 based on the financial model for the acquisition, which projected accretion consistent with the financial criteria of our Total Growth Strategy.

Amounts Earned under the 2024 Corporate Bonus Plan

As a result of our performance during fiscal 2024, we achieved an overall payout percentage of 127% under the fiscal 2024 Corporate Bonus Plan. This reflects non-GAAP corporate revenue achievement at 118% of target, non-GAAP operating income achievement at 125% of target and adjusted free cash flow performance at 150% of target. For all Named Executive Officers, the actual bonuses earned were based purely on the financial metrics and no portion of the annual bonuses were based on subjective measures.

The following table shows the bonuses earned by our named executive officers under the fiscal 2024 Corporate Bonus Plan.

NEO	Target Annual Bonus ($)(1)	Amount Earned ($)
Yogesh Gupta	600,000	762,000
Anthony Folger	286,000	363,220
John Ainsworth	212,500	269,875
Loren Jarrett	212,500	269,875
Sundar Subramanian	212,500	269,875
(1)	Target annual bonus for Messrs. Ainsworth and Subramanian and Ms. Jarrett above reflects the incentive opportunity tied to the Corporate Bonus Plan (50% of base salary). Each of these executives, also received an incremental incentive opportunity equal to 10% of base salary under the Sales Leader Plan.

Equity Compensation

We use equity compensation to attract, retain, motivate and reward our named executive officers and other employees and to align our executives’ interests with those of our stockholders. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program and are designed to encourage performance by our executive officers over several years. The Compensation Committee’s decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on advice provided by our independent compensation consultant and the Compensation Committee’s understanding and individual experiences with market practices of similarly situated companies. We issue annual and new hire equity awards based on guidelines for awards commensurate with position levels and that reflect grant practices within our peer group and the broader software industry generally.

The following is a summary of our fiscal 2024 equity program.

Program	Fiscal 2024 Equity Program
Form of Equity	Performance-Based Stock Units equal to 50% of annual grant value
Time-based Restricted Stock Units equal to 30% of annual grant value
Non-Qualified Stock Options equal to 20% of annual grant value
Performance Periods	PSUs have three-year performance period
Metrics	75% of PSUs are tied to cumulative non-GAAP operating income and 25% are tied to relative TSR
Vesting	Time-based RSUs vest in six equal installments over three years Stock options vest in eight equal installments over four years PSUs: three-year cliff vest
• With respect to TSR metric, participants can earn between 0% to 200% of target amount of PSUs, with threshold vesting at the 35th percentile achievement, target at 55th percentile and maximum vesting at the 90th percentile
• With respect to the non-GAAP operating income metric, participants can earn between 0% and 200% of the target amount of PSUs, subject to a 35% annual operating margin threshold
Frequency of Grant	Annual

2025 Proxy Statement	59

Compensation Discussion and Analysis

Target Value and Award Determination

The Compensation Committee reviews the mix of equity awards granted to our named executive officers on an annual basis. Consistent with the Compensation Committee’s philosophy that a significant portion of the equity mix to named executive officers should be tied to our long-term performance, the Compensation Committee determined that there should be no changes to the equity mix utilized for fiscal 2024. Accordingly, the equity mix for fiscal 2024 was 50% PSUs, 30% RSUs and 20% stock options.

For the named and other executive officers, to determine the size of the individual annual equity awards, the Compensation Committee, utilizing data provided by Pay Governance, compared the long-term equity incentive compensation levels of our executives with similar positions within our peer group and survey data to determine the long-term equity incentive compensation amount for each executive. The Compensation Committee reviews market data at the 25th, 50th and 75th percentile. In finalizing the amounts of the annual equity awards, the Compensation Committee considers this market data, the CEO’s recommendations, each executive’s performance over a multi-year period and the Compensation Committee’s assessment of the value the individual delivers to the organization, the burn rate of the executive grants and the degree to which those amounts would be aligned with our goals of motivating and retaining key employees.

RSUs

RSUs typically vest in six equal installments over a three-year period. In a volatile stock market, RSUs continue to provide value when other forms of equity such as stock options may not, which the Compensation Committee believes is useful in retaining talented executives in unpredictable economic times.

The RSUs awarded as part of the fiscal 2024 equity program were issued on January 18, 2024. The Compensation Committee awarded these RSUs as a dollar amount, which were then converted to RSUs based on our closing stock price on the date of grant.

Stock Options

Stock option awards provide individuals with the right to purchase shares of our common stock at a fixed exercise price following vesting of the award, typically for a period of seven years, subject to continuous employment with the Company. Stock option grants are intended to correlate executive compensation to our long-term success as measured by our stock price. Stock options are tied to our future success because options granted have an exercise price equal to the closing market value at the date of grant and will only provide value to the extent that the price of our stock increases above the exercise price. As a result, the Compensation Committee views stock options as a form of performance equity, but with a longer-term focus than PSUs, which are tied to three-year performance metrics.

Stock options vest in eight equal installments over a four-year period. We believe that meaningful vesting periods encourage recipients to remain with the Company over the long term and, because the value of the awards is based on our stock price, stock options encourage recipients to focus on achievement of longer-term goals, such as strategic growth, business innovation and stockholder return.

The stock options awarded as part of the fiscal 2024 equity program were issued on January 18, 2024. The Compensation Committee awarded these stock options as a dollar amount, which were then converted to stock options based on the Black-Scholes value of our stock options on the date of grant.

60

Compensation Discussion and Analysis

PSUs

PSUs under our long-term equity incentive compensation plan are subject to three-year performance criteria aligned with our business plan and are earned only to the extent the performance criteria are achieved. These PSUs are awarded to the named executive officers and other executive officers and represent 50% of the total annual equity compensation granted to these individuals.

For fiscal 2024, the Compensation Committee, in consultation with Pay Governance and management, reviewed the terms of the fiscal 2023 LTIP to ensure that the plan was aligned with the objectives of the Compensation Committee and with market practices. The Compensation Committee concluded that the fiscal 2023 LTIP met the objectives of the Compensation Committee because the terms of the LTIP tied the vesting of the PSUs to the long-term objectives of achieving both profitable growth and enhanced stockholder value. Pay Governance advised the Compensation Committee that the terms of the fiscal 2023 LTIP were consistent with market practices. Based on this review, the Compensation Committee determined that the metrics and terms of the fiscal 2024 LTIP should remain largely consistent with the fiscal 2023 LTIP. However, as discussed above, the Committee approved a design change for the fiscal 2024 LTIP to exclude the financial impacts of acquired businesses during the first year following acquisition from the annual non-GAAP operating margin threshold. This change is designed to allow management to focus on the successful integration of new businesses while also protecting the organization and stockholders from the volatility that can sometimes be present in the first 12 months following an acquisition.

With respect to the relative TSR metric, the Compensation Committee left unchanged the payout scale utilized in fiscal 2023 to reflect current trends and stockholder-friendly practices (e.g., above-median performance required to achieve target payout). Participants can earn between 0% and 200% (the payout cap under the LTIP) of the target number of PSUs attributable to the relative TSR metric. The cumulative three-year TSR measure compares the TSR of our common stock against the TSR of companies included in the S&P Software and Services Select Industry Index during the three-year period. Our relative TSR performance must be at the 55th percentile of the index group for 100% of the target award to be earned. Additionally, regardless of our relative position with respect to the S&P Software and Services Select Industry Index, the award with respect to the TSR metric will be capped at 100% if our absolute TSR over the measurement period is negative.

With respect to the operating income metric, participants can earn between 0% and 200% of the target number of PSUs attributable to the operating income metric. In designing the operating income metric to include both operating margin dollar and percentage goals, the Compensation Committee seeks to ensure discipline and reinforce profitable growth and margin expansion/maintenance. The cumulative three-year operating income measure is based on the sum of the operating income amounts for 2024, 2025 and 2026 contained in our 2024 strategic plan.

Under the 2024 LTIP, the Company must achieve 100% of the operating income target for a given performance period for management to receive a payout with respect to this metric. Furthermore, with respect to the operating income metric, the 35% annual operating margin threshold “performance gatekeeper” applies at all levels of performance and requires that annual operating margin to be at or above 35% for each of 2024, 2025 and 2026 or no payout can occur with respect to this metric, regardless of cumulative operating income performance (subject to the one-year exclusion of the impacts of acquired businesses described above).

The below table sets forth the payout criteria for the 2024 LTIP:

	% of Target Earned(1)
Performance Metric	Weight	0%	50%	100%	150%	200%
Relative TSR Performance (% Rank)	25%	<35%	35%	55%	75%	90%
Operating Income (three-year Cumulative)(2)	75%	<$1,047	N/A	$1,047	$1,107	$1,165
(1)	Award interpolated for performance within stated percentiles.
(2)	$ amounts in millions and using budgeted exchange rates.

For the fiscal 2024 award under the LTIP, the three-year performance period commenced on December 1, 2023, and will end on November 30, 2026. The Operating Income target was set at the beginning of fiscal 2024 based on the Company’s three-year financial plan, which was aligned with the annual financial guidance released to stockholders in the first quarter of fiscal 2024.

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Compensation Discussion and Analysis

The three-year performance period with respect to the LTIP awarded in 2022 (the “2022 PSUs”) finished on November 30, 2024. Based on the price of our common stock for the 30-day trading period ending November 30, 2024, our TSR compared to the S&P Software & Services Index for the same period placed us at the 78th percentile, which resulted in a payout percentage with respect to the TSR metric of 160%. Based on our actual total three-year operating income for fiscal 2022-2024 above our target, the payout percentage with respect to the operating income metric was 115%. The Operating Income target was set at the beginning of fiscal 2022 based on the Company’s three-year financial plan and consistent with the annual financial guidance released to stockholders in the first quarter of fiscal 2022. Following the acquisitions of MarkLogic and ShareFile, respectively, the Committee adjusted the performance targets for performance periods following closing based on financials models for the acquisitions, which projected accretion consistent with the financial criteria of our Total Growth Strategy.

Blending the two metrics together, weighting TSR at 25% and operating income metric at 75%, resulted in a 126.25% payout percentage.

The following table shows the portion of the 2022 PSUs earned by our named executive officers based on Company performance.

Named Executive Officer	Target PSU Value ($)	Target PSUs (#)(1)	PSUs Earned
Yogesh Gupta	2,750,000	61,812	78,036
Anthony Folger	1,000,000	22,477	28,376
John Ainsworth	500,000	11,239	14,189
Loren Jarrett	500,000	11,239	14,189
Sundar Subramanian	500,000	11,239	14,189
(1)	Target PSUs for the 2022 LTIP were determined by dividing the Target LTIP Value listed above by the closing price on the date of grant, which was $44.49 on January 20, 2022.

Other Compensation Elements

Compensation Element	Objective	Key Features
Other Compensation	To provide benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers	Indirect compensation element consisting of programs such as medical, dental and vision insurance, a 401(k) plan with up to a 3% matching contribution, an employee stock purchase plan program and other plans and programs generally made available to employees
Severance and Change in Control Benefits	To serve our retention and motivational objectives helping our named executive officers maintain continued focus and dedication to their responsibilities and objectivity to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company; particularly important in a time of increased consolidation in our industry and increased competition for executive talent	Provides protection in the event of an involuntary termination of employment under specified circumstances, including following a change in control of the Company as described below under “Executive Compensation-Severance and Change in Control Agreements” and “Estimate of Severance and Change in Control Benefits.”

62

Compensation Discussion and Analysis

Other Executive Compensation Matters

Timing of Equity Grants

We do not time grants either to take advantage of a depressed stock price or in anticipation of an increase in stock price and have limited the amount of discretion that can be exercised in connection with the timing of awards. We generally make awards only on pre-determined dates to ensure that awards cannot be timed to take advantage of material non-public information.

Equity awards may be made only by the Compensation Committee. The Compensation Committee typically makes awards at regularly scheduled Compensation Committee meetings, and awards are not granted during regular quarterly trading blackout periods (at least two days after earnings releases and periodic SEC filings).

With respect to our annual equity grants, the Compensation Committee typically approves such grants at its regular meeting held in January of each year. If the Committee’s meeting is held before the filing of our annual report on Form 10-K for the recently completed fiscal year, then such equity grants will typically be granted effective as of the second trading day following the filing of our annual report on Form 10-K for such recently completed fiscal year (with the first day being the day after the filing date), and any options granted will have a per share exercise price equal to the closing price of our common stock on the grant date.

Although the Committee may decide, in its sole discretion, to deviate from this equity grant timing depending upon facts and circumstances (i.e., a pending material business development), we did not deviate from this timing during fiscal 2024.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our senior executive officers, including our named executive officers. These guidelines provide for the Chief Executive Officer to hold an amount of our common stock, restricted shares and/or restricted stock units having an aggregate value equal to at least three times their base salary. For other senior executive officers, the stock ownership requirement is at least one times their base salary. Executive officers have five years to attain the applicable ownership threshold. As of the date of this Proxy Statement, all the named executive officers met the applicable ownership threshold.

Compensation Recovery Policy

Following the SEC’s recent approval of new clawback requirements, our Board of Directors reviewed the applicable Nasdaq and SEC standards and approved an updated clawback policy in compliance with the final SEC rules. This policy applies to current and former Section 16 officers and provides for the recovery by the Company following a financial restatement of any incentive compensation received in excess of what would have been received had such compensation been determined based on our restated financials. The Compensation Committee periodically reviews the Company’s approach to clawbacks.

Hedging and Pledging Policy

Our directors and executive officers are prohibited from engaging in short sales, transactions in derivative securities such as put or call options, hedging transactions or other inherently speculative transactions with respect to our stock. In addition, no director or executive officer may pledge or margin, or make any offer to pledge or margin, any of our stock, including without limitation, borrowing against such stock, without prior approval. Stock options granted under our stock option plans are not deemed to be derivative securities covered by this policy.

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Compensation Discussion and Analysis

Insider Trading Policy

We have adopted insider trading policies and procedures applicable to our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards. Our policy prohibits our employees and related persons and entities from trading in securities of Progress and other companies while in possession of material, nonpublic information. Our policy also prohibits our employees from disclosing material, nonpublic information of Progress, or another publicly traded company, to others who may trade on the basis of that information. Our policy requires that certain employees of the Company (director-level and above) and other designated employees only transact in Progress securities during an open trading window period, subject to limited exceptions. In addition, certain officers of the Company are required to obtain approval in advance of transactions in Progress securities. Our executive officers and directors must also comply with additional trading restrictions. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended November 30, 2024.

Tax and Accounting Considerations and Compensation Recovery Policies

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code imposes additional significant taxes if an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Our severance and change in control agreements described below, including the Employee Retention and Motivation Agreements we entered with our named executive officers, contain provisions that are intended to either be exempt from Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements. The Compensation Committee has the sole discretion to change the severance guidelines applicable to executive officers to the extent necessary to avoid the application of Section 409A or comply with applicable Section 409A requirements.

Accounting for Stock-Based Compensation

Stock-based compensation expense reflects the fair value of stock-based awards, measured at the grant date and recognized over the relevant service period. We estimate the fair value of each stock-based award on the measurement date using either the current market price of the stock, the Black-Scholes option valuation model or the Monte Carlo Simulation valuation model.

64

Compensation Committee Report

This report is submitted by the Compensation Committee of our Board of Directors. The Compensation Committee has reviewed the “Compensation Discussion and Analysis” included in this Proxy Statement and discussed it with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Proxy Statement for the 2025 Annual Meeting of Stockholders.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Annual Report or Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Compensation Committee,

David A. Krall, Chair

Angela T. Tucci

Vivian M. Vitale

2025 Proxy Statement	65

Analysis of Risk Associated with Our Compensation Plans

In setting compensation, the Compensation Committee considers the risks to our stockholders and to the achievement of our goals that may be inherent in the compensation plans and programs for all employees, including our executives. When evaluating our overall executive compensation program, the Compensation Committee considers whether the program is based on the appropriate philosophy, benchmarked against the appropriate peer group and balanced between long and short-term performance targets and company and individual performance. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our compensation plans and programs are appropriately structured so as not to encourage our employees to take excessive or unreasonable risks.

We considered the following elements of our compensation plans and policies when evaluating whether such plans and policies are structured to encourage our employees to take unreasonable risks:

•	A detailed planning process with executive or Compensation Committee oversight exists for all compensation programs.
•	The proportion of an employee’s performance-based pay increases as the responsibility and potential impact of the employee’s position increases, which structure is in line with market practices.
•	Compensation consists of both fixed and variable components. The fixed portion (i.e., base salary) and variable portion (i.e., performance-based bonus and equity awards) provide a mix of compensation intended to produce corporate performance without encouraging excessive risk.
•	We set performance goals that we believe are strategically focused and consistent with building long-term stockholder value.
•	We use consistent corporate performance metrics from year-to-year rather than changing the metric to take advantage of changing market conditions.
•	Our short-term incentive plans are capped as to the maximum potential payout, which we believe mitigates excessive risk taking by limiting bonus payments even if we dramatically exceed the performance targets.
•	We modify the short-term and long-term incentive plans to reflect acquisitions consistent with our internal acquisition model, five-year strategic plan and publicly announced expectations.
•	The time-based vesting for RSUs and stock options ensures that our executives’ interests align with those of our stockholders for the long-term performance of the Company.
•	Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.
•	Our long-term performance-based equity awards are based on multi-year criteria that align with our stockholders’ interests that we grow the Company in a highly profitable and disciplined manner.
•	In accordance with our written stock option grant policy, all equity grants must occur at a meeting of the Compensation Committee and management has no authority to issue equity.
•	The Compensation Committee retains and does not delegate any of its power to determine matters of executive compensation.
•	We maintain a system of controls and procedures designed to ensure that amounts are earned and paid in accordance with our plans and programs.
•	We do not allow our executives and directors to hedge their exposure to ownership of, or interest in, our stock. We also do not allow them to engage in speculative transactions with respect to our stock.

66

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the fiscal years ended November 30, 2024, 2023 and 2022 earned by:

•	Mr. Gupta, our Chief Executive Officer;
•	Mr. Folger, our Chief Financial Officer; and
•	Ms. Jarrett, Mr. Ainsworth and Mr. Subramaniam, our three other named executive officers.

Summary Compensation Table

Summary Compensation Table—Fiscal Years 2024, 2023 and 2022

					Non-Equity
			Stock		Incentive Plan	All Other
Name and		Salary	Awards	Option	Compensation	Compensation	Total
Principal Position	Year	($)	($)(1)	Awards(2)	($)(3)	($)(4)	($)
Yogesh Gupta, Chief Executive Officer	2024	623,077	6,995,912	1,700,007	762,000	293,890	10,374,886
	2023	598,750	5,784,591	1,400,004	642,000	210,189	8,635,534
	2022	575,000	4,542,957	1,100,007	644,000	38,249	6,900,213
Anthony Folger, Chief Financial Officer	2024	456,923	2,345,734	570,012	363,220	108,041	3,843,930
	2023	438,750	2,148,576	520,014	306,020	126,020	3,539,380
	2022	414,423	1,652,016	400,004	302,120	23,055	2,791,618
John Ainsworth, EVP and General Manager, Application and Data Platform	2024	441,346	1,111,199	270,010	269,875	104,518	2,196,948
	2023	423,250	991,659	240,013	227,375	110,441	1,992,738
	2022	389,231	826,054	200,007	218,400	15,195	1,648,887
Loren Jarrett, EVP and General Manager, Digital Experience	2024	441,346	1,111,199	270,010	269,875	98,661	2,191,091
	2023	423,250	991,659	240,013	227,375	101,755	1,984,052
	2022	389,231	826,054	200,007	218,400	54,075	1,687,767
Sundar Subramanian EVP and General Manager, Infrastructure Management	2024	441,346	1,111,199	270,010	269,875	96,357	2,188,787
	2023	426,586	991,659	240,013	227,375	119,054	2,004,687

(1)	These amounts do not reflect the actual economic value realized by the named executive officer. In accordance with FASB ASC Topic 718, we estimate the fair value of each stock-based award on the measurement date, using either the current market price of the stock or the Monte Carlo Simulation valuation model, assuming the probable outcome of related performance conditions at target levels. See the description of our 2024 Annual Equity Program described in “Compensation Discussion and Analysis” in this Proxy Statement and Note 12 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024. The value at grant date of the PSUs included in the amounts shown in this column, assuming the highest level of performance conditions achieved (payout at 200% at target) are $8,500,085, $7,000,088 and $5,500,032 for Mr. Gupta for fiscal 2024, 2023 and 2022, respectively; $2,850,094, $2,600,009 and $2,000,003 for Mr. Folger for fiscal 2024, 2023 and 2022, respectively; $1,350,099, $1,200,012, and $1,000,046 for Ms. Jarrett and Mr. Ainsworth for fiscal 2024, 2023 and 2022, respectively; and, $1,350,099 and $1,200,012 for Mr. Subramanian for fiscal 2024 and 2023. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the NEO upon the exercise of the stock options or any sale of the underlying shares of common stock.
(2)	Represents the grant date fair value of options on the date of grant. The amounts reported represent the aggregate grant date fair value of the stock options awarded to our NEOs in the years reflected above, calculated in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 12 of the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2024. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the NEO upon the exercise of the stock options or any sale of the underlying shares of common stock.

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Summary of Executive Compensation

(3)	The amounts listed reflect the amounts earned under our Corporate Bonus Plan. For all individuals, bonus payments were accrued and earned in the year indicated and paid in the succeeding fiscal year.
(4)	Amounts listed in this column for 2024 and prior years include:

Name	Company Contributions (401(k)) ($)	Insurance Premiums ($)	Sales Leader Plan ($)	Taxable/ Fringe Benefit Expenses ($)	Dividend Equivalents ($)
Mr. Gupta
2024	9,889	720	—	24,897*	258,384
2023	30,000	720	—	707	178,762
2022	9,150	720	—	—	28,379
Mr. Folger
2024	10,350	633	—	—	97,058
2023	30,000	634	—	—	95,386
2022	9,150	633	—	—	13,272
Mr. Ainsworth
2024	10,350	612	47,653	42	45,861
2023	30,000	612	47,031	405	32,393
2022	9,150	612	—	318	5,115
Ms. Jarrett
2024	10,350	612	41,838	—	45,861
2023	22,500	612	45,790	460	32,393
2022	9,150	612	38,703	495	5,115
Mr. Subramanian
2024	9,916	612	39,626	343	45,861
2023	22,500	612	35,575	31,708	28,659

*	Attendance at Company-hosted business event, including travel and participation by Mr. Gupta’s spouse. Amount includes $10,312 reimbursement for the payment of taxes by Mr. Gupta related to this event.
(5)	Mr. Subramanian was not a named executive officer before fiscal 2023.

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Grants of Plan-Based Awards

Grants of Plan-Based Awards Table—2024

								All Other	All Other
								Stock	Option	Exercise	Grant
								Awards:	Awards:	of or	Date Fair
								Number of	Number	Base	Value of
		Estimated Future Pay-outs			Estimated Future Pay-outs			Shares of	Securities	Price of	Stock and
		Under Non-Equity Incentive			Under Equity Incentive			Stock	Underlying	Option	Option
		Plan Awards			Plan Awards			or Units	Options	Awards	Awards
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date(1)	($)(2)	($)(2)	($)(2)	(#)(3)	(#)(3)	(#)(3)	(#)(4)	(#)(5)	($/Sh)	($)(6)
Yogesh Gupta	—	150,000	600,000	900,000	—	—	—	—	—	—	—
	1/18/2024	—	—	—	9,187	73,492	146,984	—	—	—	4,250,042
	1/18/2024	—	—	—	—	—	—	44,095	—	—	2,550,014
	1/18/2024	—	—	—	—	—	—	—	108,488	57.83	1,700,007
Anthony Folger	—	71,500	286,000	429,000	—	—	—	—	—	—	—
	1/18/2024	—	—	—	3,080	24,642	49,284	—	—	—	1,425,047
	1/18/2024	—	—	—	—	—	—	14,785	—	—	855,017
	1/18/2024	—	—	—	—	—	—	—	36,376	57.83	570,012
John Ainsworth	—	63,750	255,000	382,500	—	—	—	—	—	—
	1/18/2024	—	—	—	1,459	11,673	23,346	—	—	—	675,050
	1/18/2024	—	—	—	—	—	—	7,004	—	—	405,041
	1/18/2024	—	—	—	—	—	—	—	17,231	57.83	270,010
		—	—	—	—	—	—		—	—
Loren Jarrett	—	63,750	255,000	382,500	—
	1/18/2024	—	—	—	1,459	11,673	23,346	—	—	—	675,050
	1/18/2024	—	—	—	—	—	—	7,004	—	—	405,041
	1/18/2024	—	—	—	—	—	—	—	17,231	57.83	270,010
Sundar Subramanian	—	63,750	255,000	382,500	—	—	—	—	—	—	—
	1/18/2024	—	—	—	1,459	11,673	23,346	—	—	—	675,050
	1/18/2024	—	—	—		—	—	7,004	—	—	405,041
	1/18/2024	—	—	—		—	—	—	17,231	57.83	270,010

(1)	Awards granted on January 18, 2024, were approved by the Compensation Committee on January 8, 2024.
(2)	These columns indicate the range of payouts (25%, 100% and 150%) targeted for fiscal 2024 performance under our Corporate Bonus Plan as described in “Compensation Discussion and Analysis” in this Proxy Statement. The actual payout with respect to fiscal 2024 for each named executive officer is shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” For Messrs. Ainsworth and Subramanian and Ms. Jarrett, one-sixth of amounts are tied to performance under the Sales Leader Plan.
(3)	These columns represent performance share units awarded under our Long-Term Incentive Plan (LTIP). The amounts shown indicate the potential performance share units at threshold, target and maximum levels of performance. If the threshold is not achieved, no performance share units will be earned with respect to that performance metric. See “Compensation Discussion and Analysis” section of this Proxy Statement for additional discussion of the LTIP.
(4)	Represents RSUs that vest, subject to continuous employment, in six equal installments over three years beginning approximately nine months after the date of issuance.
(5)	Represents stock options that vest, subject to continuous employment, in eight equal installments over four years beginning approximately nine months after date of issuance.
(6)	For RSUs and PSUs, the value shown is the fair value of the awards, measured at the grant date. For stock options, the grant date fair value is equal to the number of shares subject to the option multiplied by the fair value of our options on the date of grant determined using the Black-Scholes option valuation model. The methodology and assumptions used to calculate the Black-Scholes value of our options are described in Note 12 of the consolidated financial statements contained in our Annual Report. The closing price of our stock on January 18, 2024, was $57.83.

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Summary of Executive Compensation

Narrative Description of Summary Compensation Table and Grants of
Plan-Based Awards Table

The material terms of our named executive officers’ annual compensation, including base salaries, cash incentive plan, time-based RSUs, stock options and Long-Term Incentive Plan PSUs and the explanations of the amounts of salary, cash incentives and equity values in proportion to total compensation are described under “Compensation Discussion and Analysis” in this Proxy Statement.

As discussed in greater detail in “Compensation Discussion and Analysis” in this Proxy Statement, the 2024 non-equity incentive awards were granted pursuant to the fiscal 2024 Corporate Bonus Plan, with amounts to be earned based on the achievement of certain financial targets. In fiscal 2024, we achieved strong performance under our bonus plan with respect to the revenue, non-GAAP operating income and the adjusted free cash flow metrics, which resulted in an overall payout percentage of 127% with respect to the annual cash bonus.

As discussed in greater detail in “Compensation Discussion and Analysis” in this Proxy Statement, the PSUs awarded under the Long-Term Incentive Plan will be earned based on the results achieved during the three-year performance period as determined following our 2026 fiscal year, contingent upon each named executive officer’s continued service.

The RSUs granted to our named executive officers in 2024 vest in equal installments every six months over three years, subject to continuous employment. There is no purchase price associated with PSU or RSU awards. The stock options granted to our named executive officers in 2024 vest in equal installments every six months over four years, subject to continuous employment. The stock options have an exercise price equal to the closing price of our common stock on the date of grant.

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Outstanding Equity Awards

The following table sets forth certain information with respect to the outstanding equity awards at November 30, 2024, for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2024

		Option Awards
												Equity
										Equity		Incentive
										Incentive		Plan
										Plan		Awards:
										Awards:		Market or
										Number of		Payout
									Market	Unearned		Value of
		Number of					Number		Value of	Shares,		Unearned
		Securities					of Shares		Shares or	Units or		Shares,
		Underlying					or Units of		Units of	Other		Units or
		Unexercised			Option		Stock That		Stock That	Rights		Other Rights
		Options			Exercise	Option	Have Not		Have Not	That Have		That Have
		Exercisable		Unexercisable	Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Grant Date	(#)		(#)	($)	Date	(#)(1)		($)(2)	(#)(3)		($)(4)
Yogesh Gupta	1/22/2019	100,275	(5)	—	34.73	1/21/2026	—		—	—		—
	1/21/2020	72,574	(6)	—	47.16	1/20/2027	—		—	—		—
	1/19/2021	85,136	(7)	12,162	42.61	1/18/2028	—		—	—		—
	1/20/2022	64,075	(8)	38,442	44.49	1/19/2029	6,182	(9)	422,911	61,812	(10)	4,228,559
	1/19/2023	36,435	(11)	60,720	51.41	1/18/2030	20,425	(12)	1,397,274	68,081	(13)	4,657,421
	1/18/2024	13,561	(14)	94,927	57.83	1/17/2031	36,746	(15)	2,513,794	73,492	(16)	5,027,588
Anthony Folger	3/31/2020	32,894	(6)	—	31.49	3/30/2027	—		—	—		—
	1/19/2021	32,163	(7)	4,594	42.61	1/18/2028	—		—	—		—
	1/20/2022	23,300	(8)	13,979	44.49	1/19/2029	2,248	(9)	153,786	22,477	(10)	1,537,652
	1/19/2023	13,533	(11)	22,554	51.41	1/18/2030	7,587	(12)	519,027	25,287	(13)	1,729,884
	1/18/2024	4,547	(14)	31,829	57.83	1/17/2031	12,321	(15)	842,880	24,642	(16)	1,685,759
John Ainsworth	1/22/2019	19,231	(5)	—	34.73	1/21/2026	—		—	—		—
	1/21/2020	13,196	(6)	—	47.16	1/20/2027	—		—	—		—
	1/19/2021	15,136	(7)	2,162	42.61	1/18/2028	—		—	—		—
	1/20/2022	11,650	(8)	6,990	44.49	1/19/2029	1,124	(9)	76,893	11,239	(10)	768,860
	1/19/2023	6,246	(11)	10,410	51.41	1/18/2030	3,502	(12)	239,572	11,671	(13)	798,413
	1/18/2024	2,154	(14)	15,077	57.83	1/17/2031	5,837	(15)	399,309	11,673	(16)	798,550
Loren Jarrett	1/22/2019	19,231	(5)	—	34.73	1/21/2026	—		—	—		—
	1/21/2020	13,196	(6)	—	47.16	1/20/2027	—		—	—		—
	1/19/2021	15,136	(7)	2,162	42.61	1/18/2028	—		—	—		—
	1/20/2022	11,650	(8)	6,990	44.49	1/19/2029	1,124	(9)	76,893	11,239	(10)	768,860
	1/19/2023	6,246	(11)	10,410	51.41	1/18/2030	3,502	(12)	239,572	11,671	(13)	798,413
	1/18/2024	2,154	(14)	15,077	57.83	1/17/2031	5,837	(15)	399,309	11,673	(16)	798,550
Sundar Subramani an	9/30/2019	14,617	(17)	—	38.06	9/30/2026	—		—	—		—
	1/21/2020	11,311	(6)	1,413	47.16	1/20/2027	—		—	—		—
	1/19/2021	15,136	(7)	2,162	42.61	1/18/2028	—		—	—		—
	1/20/2022	11,650	(8)	6,990	44.49	1/19/2029	1,124	(9)	76,893	11,239	(10)	768,860
	1/19/2023	6,246	(11)	10,410	51.41	1/18/2030	3,502	(12)	239,572	11,671	(13)	798,413
	1/18/2024	2,154	(14)	15,077	57.83	1/17/2031	5,837	(15)	399,309	11,673	(16)	798,550
(1)	The unvested awards shown in this column are RSUs subject to service-based vesting, unless otherwise noted.

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Summary of Executive Compensation

(2)	The market value of unvested RSUs was calculated as of November 29, 2024 (the last trading day of our fiscal 2024), based on the closing price of our common stock on Nasdaq of $68.41 on that date.
(3)	The unvested awards shown in this column are PSUs subject to performance-based vesting. PSUs are reported assuming payout at target award levels, unless otherwise noted.
(4)	The market value of unvested PSUs was calculated as of November 29, 2024, based on the closing price of our common stock on Nasdaq of $68.41 on that date.
(5)	Vested in eight equal semi-annual installments beginning October 1, 2019.
(6)	Vest in eight equal semi-annual installments beginning October 1, 2020.
(7)	Vest in eight equal semi-annual installments beginning October 1, 2021.
(8)	Vest in eight equal semi-annual installments beginning October 1, 2022.
(9)	Vest in six equal semi-annual installments beginning October 1, 2022.
(10)	Vested on February 1, 2025, based on the Company meeting total stockholder return and operating income criteria over the three-year period ending November 30, 2024.
(11)	Vest in eight equal semi-annual installments beginning October 1, 2023.
(12)	Vest in six equal semi-annual installments beginning October 1, 2023.
(13)	Vest on February 1, 2026, subject to the Company meeting total stockholder return and operating income criteria over the three-year period ending November 30, 2025.
(14)	Vest in eight equal semi-annual installments beginning October 1, 2024.
(15)	Vest in six equal semi-annual installments beginning October 1, 2024.
(16)	Vest on February 1, 2027, subject to the Company meeting total stockholder return and operating income criteria over the three-year period ending November 30, 2026.
(17)	Vest in eight equal semi-annual installments beginning April 1, 2020.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the number of stock options exercised and RSUs that vested in the fiscal year ended November 30, 2024, under our equity incentive plans and the corresponding amounts realized by the named executive officers. The value realized on exercise of stock option awards is calculated as the difference between the closing price of our common stock on Nasdaq on the exercise date and the exercise price of the applicable stock option award. The value realized on vesting for RSUs is calculated as the product of the number of shares subject to the RSUs that vested and the closing price of our common stock on Nasdaq on the vesting date.

Option Exercises and Stock Vested—Fiscal 2024

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Yogesh Gupta	69,195	1,109,196	136,980	7,941,736
Anthony Folger	7,500	193,665	51,178	2,964,020
John Ainsworth	13,271	98,166	24,177	1,400,457
Loren Jarrett	—	—	24,177	1,400,457
Sundar Subramanian	—	—	24,177	1,400,457

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Summary of Executive Compensation

Severance and Change in Control Agreements

We have agreements with, or guidelines applicable to, our executive officers that provide the benefits described below in connection with certain terminations of employment or a change in control of the Company. We do not provide excise tax gross-ups to our executive officers under these or any other agreements. The Company is not obligated to pay any enhanced benefits to our executive officers in the event of a voluntary termination by an executive or upon termination by the Company for cause.

Mr. Gupta’s Executive Employment Agreement

In connection with his appointment as our President and Chief Executive Officer, we and Mr. Gupta entered into an employment agreement, effective as of October 10, 2016, setting forth Mr. Gupta’s compensation and certain other terms. Mr. Gupta’s employment agreement provides that if his employment is terminated because of an “involuntary termination,” he will be entitled to:

(1)	the payment of cash severance equal to 18 months of total target cash compensation as of the date of termination, which will be paid over 18 months;
(2)	the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year;
(3)	the continuation, for a period of 18 months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination; and
(4)	18 months of acceleration of unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms).

Receipt of the severance and benefits is subject to Mr. Gupta’s execution of a standard separation and release agreement. Separation payments upon any involuntary termination within 24 months following a change in control would be governed by the Employee Retention and Motivation Agreement (“ERMA”) described below and not by Mr. Gupta’s employment agreement.

An “involuntary termination” is defined in the employment agreement as a termination of employment by us other than for cause, disability or death or a termination by Mr. Gupta as a result of certain events occurring without his consent such as an assignment to him of duties or a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Gupta from that position, a material reduction in Mr. Gupta’s base salary or target bonus, a relocation of Mr. Gupta to a facility or location more than fifty miles from his then present location, or a material breach of the employment agreement by us.

Mr. Gupta’s employment agreement also includes non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product areas and activities as Progress.

Mr. Gupta’s Employee Retention and Motivation Agreement

We and Mr. Gupta have also entered into an ERMA, which provides certain compensation and benefits if his employment is involuntarily terminated within 24 months of a change in control of the Company. If an involuntary termination of Mr. Gupta’s employment occurs under other circumstances, the severance terms of his employment agreement, as described above, would control and not the ERMA.

Change in Control Benefits. Under Mr. Gupta’s ERMA, upon a change in control of the Company, Mr. Gupta would be entitled to:

(1)	the payment of his annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year; and

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Summary of Executive Compensation

(2)	12 months of acceleration of unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms), unless the acquirer assumes all such options and restricted equity. If such outstanding stock options and shares of restricted equity held by Mr. Gupta are continued by us or assumed by our successor entity, then vesting will continue in its usual course.

Involuntary Termination Following Change in Control. In the event of an involuntary termination within 24 months following a change in control, Mr. Gupta would be entitled to:

(1)	a lump-sum payment of cash severance equal to 24 months of total target cash compensation as of the date of termination;
(2)	the continuation, for a period of 24 months, of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination; and
(3)	accelerated vesting of all unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms).

In the event that any amounts provided for under Mr. Gupta’s ERMA or otherwise payable to Mr. Gupta would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax, Mr. Gupta would be entitled to receive either full payment of the benefits under the agreement or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greatest amount of after-tax benefits to Mr. Gupta.

Mr. Folger’s Executive Employment Agreement

In connection with his appointment as Chief Financial Officer, we and Mr. Folger entered into an employment agreement, effective January 31, 2020, setting forth Mr. Folger’s compensation and certain other terms. Mr. Folger’s employment agreement provides that if his employment is terminated because of an “involuntary termination,” he will be entitled to:

(1)	the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;
(2)	the continuation, for a period of 12 months of benefits that are substantially equivalent to the benefits (medical, dental, vision and life insurance) that were in effect immediately prior to termination; and
(3)	12 months accelerated vesting of unvested stock options and RSUs (but not unvested performance equity, which will vest in accordance with its terms).

Receipt of the severance and benefits is subject to Mr. Folger’s execution of a standard separation and release agreement, which will also include non-competition and related covenants. The non-competition covenant will be in effect for the duration of the period in which severance and other benefits are paid. The non-competition covenant relates to certain businesses with similar product area and activities as the Company. Separation payments upon any involuntary termination within 12 months following a change in control would be governed by the ERMA described below and not by Mr. Folger’s employment agreement.

An “involuntary termination” is defined in the employment agreement as a termination of employment by the Company other than for “Cause” (as defined in the agreement), disability or death or a termination by Mr. Folger as a result of certain events occurring without his consent such as an assignment to him of duties, a significant reduction of his duties, either of which is materially inconsistent with his position prior to the assignment or reduction, or the removal of Mr. Folger from such position, a material reduction in Mr. Folger’s base salary or target bonus, a relocation of Mr. Folger to a facility or location more than fifty miles from his then-present location or a material breach of the employment agreement by the Company.

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Summary of Executive Compensation

Other Employee Retention and Motivation Agreements

We have also entered into ERMAs with each of Messrs. Folger, Ainsworth, Subramanian and Ms. Jarrett. Currently, upon the involuntary termination of the executive officer within 12 months following a change in control, the executive officer will be entitled to receive a lump sum payment equal to 18 months of their total target compensation and their benefits will continue for 18 months. In addition, outstanding stock options and shares of restricted stock or restricted units held by the executive officer granted prior to the date of such termination under the Company’s equity plans which would otherwise become fully vested, nonforfeitable and not subject to any restrictions following the date of such termination shall instead become fully vested, nonforfeitable and not subject to restrictions as of the date of such termination. Under no circumstances would any of our executive officers be entitled to a gross-up payment under the ERMAs for any excise taxes to which they may be subject if any of the above payments and benefits are considered to be “parachute payments.”

Executive Severance Guidelines

We have adopted severance guidelines applicable to our executive officers, including the named executive officers other than Messrs. Gupta and Folger. Any severance payable to Messrs. Gupta and Folger is governed by the employment agreements described above. Our executive severance guidelines provide that upon an involuntary termination and the execution of a standard release of claims, an executive officer is entitled to:

(1)	the payment of cash severance equal to 12 months of total target cash compensation as of the date of termination, which will be paid over 12 months;
(2)	the payment of their annual target cash bonus on a pro-rata basis with respect to the elapsed part of the relevant fiscal year;
(3)	the continuation, for a period of 12 months of benefits that are substantially equivalent to the benefits (medical, dental and vision) that were in effect immediately prior to termination; and
(4)	12 months of acceleration of unvested stock options and RSUs (but not unvested performance equity).

Severance payments and benefits upon any involuntary termination within 12 months following a change in control are governed by the Employee Retention and Motivation Agreement described below.

The payment of severance and other benefits is conditioned upon the executive agreeing to non-competition, non-disparagement and related covenants. The non-competition covenant would be in effect for one year following the termination of employment. In connection with the termination of employment of an executive officer, all PSUs awarded to that executive officer are cancelled.

Estimate of Severance and Change in Control Benefits at Fiscal-Year End

The following table indicates the estimated payments and benefits that each of Messrs. Gupta, Folger, Ainsworth, Subramanian and Ms. Jarrett would have received under (a) their respective employment agreements, in the case of Mr. Gupta, (b) our severance guidelines applicable to executive officers, in the case of Messrs. Ainsworth, Folger, Subramanian and Ms. Jarrett and (c) each of their ERMAs, assuming in each case that the change in control of the Company, termination of their employment and/or retirement occurred at November 30, 2024.

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Summary of Executive Compensation

These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the named executive officer, which amounts would only be known at the time that he or she becomes entitled to such payment.

	Involuntary Termination(1) ($)	Change in Control Only(2) ($)	Involuntary Termination Following Change in Control(2)(3) ($)
Yogesh Gupta
Cash Severance	1,800,000	—	2,400,000
Pro Rata Bonus	600,000	600,000	600,000
Stock Options	2,283,082	—	3,269,880
Restricted Stock Units	3,328,420	—	4,333,979
Benefits(4)	42,782	—	57,042
Total	8,054,284	600,000	10,660,901
Anthony Folger
Cash Severance	726,000	—	1,089,000
Pro Rata Bonus	286,000	—	286,000
Stock Options	591,048	—	1,173,072
Restricted Stock Units	836,928	—	1,515,692
Benefits(4)	38,417	—	57,626
Total	2,478,393	—	4,121,390
John Ainsworth
Cash Severance	680,000	—	1,020,000
Pro Rata Bonus	255,000	—	255,000
Stock Options	283,613	—	559,465
Restricted Stock Units	396,231	—	715,774
Benefits(4)	28,575	—	42,863
Total	1,643,419	—	2,593,102
Loren Jarrett
Cash Severance	680,000	—	1,020,000
Pro Rata Bonus	255,000	—	255,000
Stock Options	283,613	—	559,465
Restricted Stock Units	396,231	—	715,774
Benefits(4)	38,203	—	57,304
Total	1,653,047	—	2,607,543
Sundar Subramanian
Cash Severance	680,000	—	1,020,000
Pro Rata Bonus	255,000	—	255,000
Stock Options	283,613	—	559,465
Restricted Stock Units	396,231	—	715,774
Benefits(4)	31,076	—	46,614
Total	1,645,920	—	2,596,853

(1)	The amounts shown in the first column, with respect to stock options and RSUs, represent the value of certain unvested options and RSUs becoming fully vested and are calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 29, 2024 (the last trading day of our fiscal 2024), which was $68.41. In the event of an involuntary termination, all unvested PSUs awarded to an individual under our Long-Term Incentive Plans (LTIP) are cancelled.

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Summary of Executive Compensation

(2)	In the event of a change in control, there is no accelerated vesting of outstanding stock options or shares of restricted stock or restricted units provided that the acquirer assumes all such outstanding stock options and shares of restricted stock or restricted units held by the individual. These tables have been prepared under that assumption. However, if the acquirer does not assume all outstanding stock options and shares of restricted stock or restricted units of the individual, (i) in the case of Mr. Gupta there is limited (12 month) accelerated vesting of stock options and RSUs in the event of a change in control, which values, based on the closing price of our common stock on November 29, 2024, are $1,626,648 and $2,359,871, respectively, and (ii) in the case of Messrs. Folger, Ainsworth, Subramanian and Ms. Jarrett, there is limited (12 month) accelerated vesting of stock options and RSUs, and the values of stock options and RSUs indicated in the first column would apply upon a change in control. The amounts referenced in the foregoing sentence have been calculated using the exercise price for each unvested stock option and the closing price of our common stock on November 29, 2024, which was $68.41. Under the terms of the LTIP, in the event of a change in control, grantees are entitled to accelerated determination of PSUs earned under outstanding LTIP awards, unless the acquirer assumes such LTIP awards. Upon the change in control, our Compensation Committee will determine the number of PSUs that are eligible to be earned based on the actual attainment of the relevant metrics as of the change in control. Those PSUs determined to be earned will not become fully vested until the conclusion of the original three-year performance period, subject to the continued employment of the grantee through such date. Additionally, under the terms of the LTIP, in the event of an involuntary termination following a change in control, grantees are entitled to accelerated payout of PSUs determined to be earned under outstanding LTIP awards as of the change in control. For purposes of computing amounts attributable to accelerated vesting, the columns exclude all unvested PSUs awarded under our LTIP as those amounts are undeterminable.
(3)	The amounts shown reflect the value of certain unvested equity awards becoming fully vested in the event of an involuntary termination within 24 months following a change in control for Mr. Gupta, and involuntary termination within 12 months following a change in control for each of Messrs. Folger, Ainsworth, Subramanian and Ms. Jarrett.
(4)	Represents the estimated value of continuing benefits (medical, dental, vision and life insurance) for:
a.	18 months in the case of an involuntary termination of Mr. Gupta’s employment; and
b.	12 months in the case of an involuntary termination of employment of Messrs. Folger, Ainsworth and Subramanian and Ms. Jarrett, other than in connection with a change in control; 18 months, in the case of an involuntary termination in connection with a change in control.

2025 Proxy Statement	77

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2024 annual total compensation of our CEO Mr. Gupta was $10,374,886, the 2024 annual total compensation of our median compensated employee was $103,957, and the ratio of these amounts is 100 to 1. Progress recalculates the median employee each year for purposes of this ratio in order to capture growth and variation in our employee population due to our acquisitive growth strategy.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We selected November 1, 2024, as the date to identify our median compensated employee based on our human resources system of record; therefore, employees who joined Progress in the ShareFile acquisition were considered in identifying the median employee. We utilized total direct compensation as our consistently applied compensation measure. In this context, total direct compensation means the applicable annual fixed pay determined as of November 1, 2024, the annual incentive cash target amount or commission target amount payable for service in 2024 and the approved value of the annual equity awards granted during 2024.

The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee determination in an amount of up to five percent (5%) of the company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 17 employees in 8 jurisdictions, as set forth below. After taking into account the de minimis exemption, approximately 2,349 employees (or 99.3% of the population) were considered for identifying the median employee.

Our calculation excluded the following approximate number of employees from the following locations: Canada (4); Spain (2); Italy (2); Belgium (2); Finland (2); Hong Kong (2); Hungary (2); and Sweden (1).

To identify our median compensated employee, we then calculated the total direct compensation for of the included employee population, converted other currencies to U.S. dollars as of November 30, 2024, and ordered the employees based on their total direct compensation.

To compute the pay ratio, we then calculated both the CEO and median employee’s annual total compensation pursuant to the proxy disclosure rules and compared the annual total compensation of the CEO to that of the median employee.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our PEO and the other NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) and certain financial performance measures. The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with applicable SEC rules. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the Compensation Discussion and Analysis.

					Value of Initial Fixed $100 Investment Based On:
			Average			NASDAQ
			Summary	Average		Computer
	Summary		Compensation	Compensation	PRGS	Index		Non-GAAP
	Compensation	Compensation	Table Total	Actually Paid	Total	Total	Net	Operating
Fiscal	Table Total	Actually Paid	for non-PEO	to non-PEO	Stockholder	Stockholder	Income	Income
Year	for PEO($)(1)(2)	to PEO($)(3)	NEOs($)(1)(2)	NEOs($)(3)	Return($)(4)	Return($)(4)(5)	($M)	($M)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	10,374,886	9,791,311	2,605,189	2,524,468	172.27	206.32	219.0	298.5
2023	8,635,534	9,246,854	2,380,214	2,526,879	134.31	148.35	194.2	270.6
2022	6,900,213	12,820,362	1,928,895	3,424,464	132.97	102.36	182.8	242.1
2021	6,019,029	13,091,651	2,440,870	4,036,210	120.82	142.39	172.9	229.2
(1)	The Principal Executive Officer (“PEO”) and non-PEO NEOs for the applicable years were as follows:
•	2023 and 2024: Mr. Gupta served as the PEO for the entirety of 2023 and 2024. The Company’s other NEOs for 2023 and 2024 were: Anthony Folger, John Ainsworth, Loren Jarrett and Sundar Subramanian.
•	2022: Mr. Gupta served as the PEO for the entirety of 2022. The Company’s other NEOs for 2022 were: Anthony Folger, John Ainsworth, Loren Jarrett and Jeremy Segal.
•	2021: Mr. Gupta served as the PEO for the entirety of 2021. The Company’s other NEOs for 2021 were: Anthony Folger, Stephen Faberman, Loren Jarrett and Gary Quinn.
(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the NEO served as PEO in the case of Mr. Gupta and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s other NEOs reported for the applicable year.
(3)	To calculate the compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Gupta and for the average of the other NEOs is set forth following the footnotes to this table.
(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on November 30, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)	The TSR Peer Group consists of the NASDAQ Computer Index, an independently prepared index (and which is used for the Company’s stock performance chart in the Annual Report on Form 10-K for the year ended November 30, 2024).
(6)	As noted in “Compensation Discussion and Analysis,” the Compensation Committee selected Non-GAAP Operating Income as a key metric for evaluating and rewarding management’s performance in the 2024 incentive program design. This measure is used to determine the payout of 40% of the 2024 corporate bonus plan, as well as 75% of the LTIP (on a three-year aggregated basis), and is aligned with the earnings we have reported to stockholders on a quarterly basis.

2025 Proxy Statement	79

Pay Versus Performance

The following tables set forth the detailed calculation from SCT Total to Compensation Actually Paid for the PEO and NEOs, respectively:

	PEO
Fiscal Year	2021	2022	2023	2024
SCT Total	$6,019,029	$6,900,213	$8,635,534	$10,374,886
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($4,557,407)	($5,642,964)	($7,184,594)	($8,695,919)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,272,547	$7,164,080	$6,944,482	$6,150,287
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$5,407,403	$4,351,106	$26,379	$398,911
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$452,241	$419,596	$553,066	$761,983
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$497,837	($371,669)	$271,987	$801,163
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—
Compensation Actually Paid	$13,091,651	$12,820,362	$9,246,854	$9,791,311

	NEO
Fiscal Year	2021	2022	2023	2024
SCT Total	$2,440,870	$1,928,895	$2,380,214	$2,605,189
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($1,688,435)	($1,282,551)	($1,590,901)	($1,764,843)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,922,508	$1,628,288	$1,537,748	$1,248,194
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,142,112	$1,115,953	$7,467	$100,546
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$105,531	$95,362	$122,452	$154,630
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$113,625	($61,483)	$69,899	$180,751
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—
Compensation Actually Paid	$4,036,210	$3,424,464	$2,526,879	$2,524,468

80

Pay Versus Performance

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance.” “Compensation Actually Paid” is higher than our Summary Compensation Total figures in each of the first three years presented due to the increased value of performance-based and equity compensation as a result of strong stock price performance. “Compensation Actually Paid” is lower than our Summary Compensation Total figures for 2024 primarily because equity awards granted in 2024 had a lower value at year end than on the date of grant.

The following charts provide a description of the relationship between the “Compensation Actually Paid” to the PEO and average of non-PEO NEOs and respective metrics.

2025 Proxy Statement	81

Pay Versus Performance

Tabular List of Financial Performance Measures

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2024. Please see the “Compensation Discussion and Analysis” for a further description of the metrics used in the Company’s executive compensation program.

1.	Non-GAAP Operating Income – incentivizes profitability and operation efficiency
2.	Non-GAAP Revenue – broad topline financial metric incentivizing business development and growth
3.	Adjusted Free Cash Flow – reflects disciplined management of the business to generate cash for investment and capital returns

82

Proposal three is to ratify the selection by the Audit Committee of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the current fiscal year ending November 30, 2025. Deloitte was the independent registered public accounting firm for the Company for the fiscal year ended November 30, 2024. Based on the Audit Committee’s assessment of Deloitte’s qualifications and performance, our Board believes Deloitte’s retention for fiscal year 2025 is in the best interests of the Company.

Although ratification by stockholders is not required by law or by our bylaws, the Audit Committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of Deloitte, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

We have been advised that a representative of Deloitte will attend the Annual Meeting. This representative will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions presented during the meeting.

Evaluation of the Independent Auditor

The Audit Committee recognizes the importance of maintaining the independence—both in fact and appearance—of our independent auditor. Consistent with its charter, the Audit Committee regularly evaluates the qualifications, performance, compensation and independence of the independent auditor and its lead audit partner, including considering whether the auditor’s quality controls are adequate and taking into account the opinions of management and internal auditors.

Quality of the independent audit firm and audit process		Alignment with Progress Software’s core values
•	Independent auditor firms are evaluated for risk based on financial stability, compliance with applicable laws and professional standards and the results of applicable inspections.	•	Representatives of the independent auditor should reflect the Company’s commitment to our ProgressPROUD values.

Level of service provided by the independent audit firm		Good faith negotiation of fees
•	Subject matter experts should be available to provide valuable insights on matters important to the Company.	•	Fees incurred should be reasonable and commensurate with the fee estimates provided to the Audit Committee.

2025 Proxy Statement	83

Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm

Tenure

After review and consideration, the Audit Committee believes that it is in the best interests of the Company to continue to retain Deloitte as our independent registered public accounting firm.

Benefits of Tenure	Key Independence Controls

Improved audit quality. During its tenure with the Company, Deloitte has gained significant institutional knowledge about our business and operations, accounting processes and internal controls on financial reporting.	Committee oversight. To help mitigate any concerns about Deloitte’s long tenure with the Company, the Audit Committee exercises oversight through continuous engagement and comprehensive annual review.

Efficient fee structure. Deloitte is able to leverage its institutional knowledge of the Company to design efficient audit plans that cover key risk areas while taking advantage of efficiencies around scoping, testing and other areas to reduce overall cost.	Pre-approval process. The Audit Committee places limits on Deloitte’s non-audit services, including the types of services to be provided, their estimated fees and a robust pre-approval process.

Benefits of continuity. Any change in auditor would require significant education over an extended period of time to attain a comparable level of institutional knowledge and familiarity with Company controls and processes.	Internal independence controls. Deloitte rotates its lead partner every five years and conducts periodic quality reviews of its work product. Further, Deloitte is subject to oversight by the SEC and PCAOB as well as peer reviews.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2024, and November 30, 2023, by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2024	2023
Audit Fees(1)	$2,912,681	$2,637,025
Audit-Related Fees(2)	$ 900,000	—
Tax Fees(3)	$ 19,192	$ 7,842
All Other Fees(4)	$ 1,895	$ 2,000
Total Fees	$3,833,768	$2,646,867

(1)	Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.
(2)	Represents, for 2024, fees billed for audit services in connection with the acquisition of ShareFile.
(3)	Represents fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.
(4)	Represents fees billed for access to technical accounting software resource provided by Deloitte.

84

Proposal 3: Ratification of the Selection of Independent Registered Public Accounting Firm

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.

Requests for specific services by the independent registered public accounting firm that comply with the auditor services policy are reviewed by our Finance, Tax and Internal Audit departments. Requests approved internally are aggregated and submitted to the Audit Committee in one of the following ways:

•	Request for approval of services at a meeting of the Audit Committee; or
•	Request for approval of services by the Chair of the Audit Committee and then the approval by the full committee at the next meeting of the Audit Committee.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

2025 Proxy Statement	85

Audit Committee Report

Management is responsible for establishing and maintaining adequate internal control over financial reporting to ensure the integrity of the Company’s financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an audit of the effectiveness of the Company’s internal control over financial reporting in conjunction with an audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing opinions on the financial statements and the effectiveness of internal control over financial reporting.

The Audit Committee assisted the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, risks relating to data privacy and cybersecurity and the steps management has taken to monitor and control such exposures and the performance of the independent registered public accounting firm. In addition, the Audit Committee focused on risks associated with M&A activities, including financial integration.

The full text of the Audit Committee’s charter is available on the Company’s governance page. The Audit Committee reviews the charter annually and evaluates the performance of the Company’s independent registered public accounting firm and determines whether to reengage the current accounting firm or consider other accounting firms. As part of that process, the Audit Committee has met and held discussions with management and Deloitte regarding their planned audit of internal control over financial reporting and the financial statement audit.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte the independent accountant’s independence.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended November 30, 2024, with management and Deloitte. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee met with Deloitte, with and without management present, to discuss the results of the audit and review procedures, including the evaluations of the Company’s internal controls and the consolidated financial statements. The Audit Committee reviewed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, including the matters required to be reviewed pursuant to Rule 207 of Regulation S-X.

Based on the above-mentioned reviews and discussions with management and Deloitte, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended November 30, 2024, for filing with the SEC.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Respectfully submitted by the Audit Committee,

Charles F. Kane, Chair

Rainer Gawlick

Samskriti Y. King

86

Other Matters

Our Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed as proxies for the meeting intend to vote the shares represented by that proxy in accordance with their best judgment on such matters.

Certain Relationships and Related Persons Transactions

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to the Audit Committee’s charter, which can be found at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page, the Audit Committee is responsible for the review and approval of related person transactions. A related person is a director, executive officer, nominee for director or certain stockholders of the Company since the beginning of the last fiscal year and their respective immediate family members. A related person transaction is a transaction involving: (1) the Company and any related person when the amount involved exceeds $120,000 and (2) the related person has a material direct or indirect interest.

We identify transactions for review and approval in accordance with the policies and procedures set forth in our Code of Conduct and Business Ethics, which can be found at www.progress.com under the heading “Corporate Governance” located on the “Investor Relations” page. The Code of Conduct and Business Ethics requires our employees, including our executive officers, to disclose any potential or actual conflicts of interest to their manager. This disclosure also applies to potential conflicts involving immediate family members of employees. We require our directors to complete a questionnaire intended to identify any transactions or potential transactions that must be reported per SEC rules and regulations. This questionnaire also requires our directors to promptly notify us of any changes during the year.

Transactions with Related Persons

During fiscal 2024, neither the Company nor its subsidiaries engaged in any transactions or series of similar transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest, nor are any such transactions currently proposed.

Information About Progress Software Common Stock Ownership

The following table sets forth certain information regarding beneficial ownership as of March 1, 2025:

•	by each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	by each of our directors and nominees for the Board of Directors;
•	by each of our named executive officers; and
•	by all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 1, 2025, through the exercise of any stock option, warrants or other rights.

2025 Proxy Statement	87

Other Matters

The percentage of shares beneficially owned is based on 43,021,707 shares of our common stock outstanding as of March 1, 2025. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days of March 1, 2025, restricted stock units that vest within 60 days of March 1, 2025, and fully vested deferred stock units or deferred stock units that vest within 60 days of March 1, 2025. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percent of Common Stock Beneficially Owned
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	7,202,708	16.7%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	5,534,242	12.9%
John Ainsworth(4)	122,560	*
Paul T. Dacier(5)	44,510	*
John R. Egan(6)	42,993	*
Anthony Folger(7)	166,554	*
Rainer Gawlick(8)	45,510	*
Yogesh K. Gupta(9)	640,211	1.5%
Loren Jarrett(10)	91,428	*
Charles F. Kane(11)	62,110	*
Samskriti Y. King(12)	36,935	*
David A. Krall(13)	86,641	*
Sundar Subramanian(14)	99,665	*
Angela T. Tucci(15)	36,935	*
Vivian M. Vitale(16)	22,043	*
All executive officers and directors as a group (15 persons)(17)	1,547,584	3.6%

*	Less than 1%
(1)	Subject to the other information contained in the footnotes to this table, all persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, except for any community property interest owned by spouses and subject to community property laws where applicable and subject to the other information contained in the footnotes to this table. Unless otherwise noted, the address of such person is c/o Progress Software Corporation, 15 Wayside Road, Suite 400, Burlington, Massachusetts 01803.
(2)	Derived from Schedule 13G filed on January 22, 2024. The Schedule 13G/A reported that BlackRock, Inc. (“BlackRock”), a parent holding company through certain of its subsidiaries, beneficially owned 7,202,708 shares of our common stock, with sole voting power over 7,195,709 shares and sole dispositive power over 7,202,708 shares. The Schedule 13G indicates that more than 5% of our outstanding common stock is being held by the reporting person on behalf of Blackrock Fund Advisors. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)	Derived from Schedule 13G/A filed on February 13, 2024. The Schedule 13G/A reported that The Vanguard Group, Inc. (“Vanguard”), an investment adviser, beneficially owned 5,534,242 shares of our common stock, with shared voting power over 81,602 shares, sole dispositive power over 5,406,000 shares and shared dispositive power over 128,242 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Includes 67,613 shares issuable upon the exercise of outstanding options that are exercisable as of March 1, 2025; 8,728 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 1, 2025; and 3,458 restricted stock units that will vest within 60 days of March 1, 2024.
(5)	Includes 44,510 fully vested deferred stock units.
(6)	Includes 42,993 fully vested deferred stock units.

88

Other Matters

(7)	Includes 96,437 shares issuable upon the exercise of outstanding options that are exercisable as of March 1, 2025; 18,312 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 1, 2025; and 7,241 restricted stock units that will vest within 60 days of March 1, 2025.
(8)	Includes 44,510 fully vested deferred stock units.
(9)	Includes 372,056 shares issuable upon the exercise of outstanding options that are exercisable as of March 1, 2025; 50,681 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 1, 2025; and 20,339 restricted stock units that will vest within 60 days of March 1, 2025.
(10)	Includes 67,613 shares issuable upon the exercise of outstanding options that are exercisable as of March 1, 2025; 8,728 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 1, 2025; and 3,458 restricted stock units that will vest within 60 days of March 1, 2025.
(11)	Includes 55,240 fully vested deferred stock units.
(12)	Includes 36,935 fully vested deferred stock units.
(13)	Includes 41,304 fully vested deferred stock units.
(14)	Includes 61,114 shares issuable upon the exercise of outstanding options that are exercisable as of March 1, 2025; 8,728 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 1, 2025; and 3,458 restricted stock units that will vest within 60 days of March 1, 2025.
(15)	Includes 36,935 fully vested deferred stock units.
(16)	Includes 22,043 fully vested deferred stock units.
(17)	Includes 692,151 shares issuable upon the exercise of outstanding options that are exercisable as of March 1, 2025; 105,146 shares issuable upon the exercise of outstanding options that will be exercisable within 60 days of March 1, 2025; and 42,543 restricted stock units that will vest within 60 days of March 1, 2025.

Equity Compensation Plan Information

Information related to securities authorized for issuance under equity compensation plans as of November 30, 2024, is as follows (in thousands, except per-share data):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by stockholders(1)	3,302(2)	$46.63	6,832(3)
Equity compensation plans not approved by stockholders(4)	276	$41.71	102
Total	3,578	$45.89	6,934

(1)	Consists of the 1992 Incentive and Nonqualified Stock Option Plan, 1994 Stock Incentive Plan, 1997 Stock Incentive Plan, 2008 Plan and 1991 Employee Stock Purchase Plan (“ESPP”).
(2)	Includes 1,751,400 restricted stock units under our 2008 Plan. Does not include purchase rights accruing under the ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(3)	Includes 783,000 shares available for future issuance under the ESPP.
(4)	Consists of the 2002 Nonqualified Stock Plan (described below).

The 2002 Nonqualified Stock Plan (the “2002 Plan”) is an equity compensation plan of the Company, for which the approval of stockholders was not required. Executive officers and members of the Board of Directors are not eligible for awards under the 2002 Plan. Awards under the 2002 Plan may include nonqualified stock options, grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. A total of 102,482 shares were available for issuance under the 2002 Plan as of November 30, 2024.

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Proposals of Stockholders For 2026 Annual Meeting

Proposals of stockholders intended to be presented at the 2026 Annual Meeting must, in order to be included in our Proxy Statement and the form of proxy for the 2026 Annual Meeting, be received at our principal executive offices by November 26, 2025.

Under our bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, our Board of Directors) at the 2026 Annual Meeting, must give written notice of that proposal (including certain information about any nominee or matter proposed and the proposing stockholder) to our Secretary not later than the close of business on the 90th day (February 7, 2026) nor earlier than the close of business on the 120th day (January 8, 2026) prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the 2026 Annual Meeting is advanced by more than 30 days before or delayed by more than 30 days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the 10th day following the date on which public announcement of the date of the meeting is first made.

Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our bylaws must comply with the additional requirements of Rule 14a-19(b) and the other applicable requirements of our bylaws. We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. We will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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About the Meeting and Voting

Q: Who is soliciting my vote?

A: The Board of Directors of Progress is soliciting your vote at the 2025 Annual Meeting of Stockholders.

Q: What is the purpose of the Annual Meeting?

A:

•	To elect nine directors to serve until the Annual Meeting of Stockholders to be held in 2026;
•	To hold an advisory vote on the fiscal 2024 compensation of our named executive officers (say-on-pay vote);
•	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year; and
•	To transact any other business as may properly come before the Annual Meeting and any adjournment or postponement of that meeting.

Q: How do I attend the meeting?

A: This year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting live online via webcast. All stockholders as of the close of business on March 12, 2025, the record date, or their duly appointed proxies, may attend the meeting.

You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRGS2025. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person. The webcast will start at 10:00 a.m. Eastern Time, on May 8, 2025. You will need the 16-digit control number included on your proxy card or voting instruction form in order to be able to enter the Annual Meeting online. Information contained on the Annual Meeting website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

Online access to the audio webcast will open at 9:45 a.m. Eastern Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. We will have technicians available to assist you.

Q: Why is the Annual Meeting a virtual, online meeting?

A: We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world.

Our virtual Annual Meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com
/PRGS2025 on the date of the Annual Meeting. We have designed the format of the virtual Annual Meeting so that stockholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Stockholders will be able to submit questions online before and during the meeting, providing our stockholders with the opportunity for meaningful engagement with the Company.

Q: Who is entitled to vote during the meeting?

A: Only stockholders of record at the close of business on March 12, 2025, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all shares that you held on that date during the meeting, or any postponements or adjournments of the meeting. There were 43,024,621 shares of our common stock outstanding on the record date.

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If you hold your shares through a broker, bank or other nominee rather than directly in your own name, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting online. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. Shares held in street name may also be voted online at the Annual Meeting.

Q: What are the voting rights of the holders of our common stock?

A: Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered during the meeting.

Q: What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us by completing, signing, dating and returning a proxy card or to vote online at the Annual Meeting.

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares. We have sent these proxy materials to your broker or bank. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and you are also invited to attend the Annual Meeting online. Your broker, bank or nominee will provide a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. Shares held in street name may also be voted online at the Annual Meeting.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: We are distributing our proxy materials to certain stockholders over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we mailed to many of our stockholders the Notice instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a copy of the proxy materials by mail or email. Instructions on how to access the proxy materials over the Internet or to request a paper or email copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or email on an ongoing basis.

This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting.

Q: May I see a list of stockholders entitled to notice of the Annual Meeting?

A: A list of our stockholders who are entitled to notice of the Annual Meeting will be available to stockholders during the meeting at www.virtualshareholdermeeting.com/PRGS2025.

Q: How do I submit a question at the virtual Annual Meeting?

A: Before the Annual Meeting, you can submit questions at www.virtualshareholdermeeting.com/PRGS2025. During the Annual Meeting, you can view our agenda and rules of conduct and procedures and submit questions at www.virtualshareholdermeeting.com/PRGS2025. Stockholders must have their 16-digit control number to submit questions.

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We intend to answer all questions submitted during the Annual Meeting that are pertinent to the Company and the items being voted on by stockholders, as time permits and in accordance with our rules of conduct and procedures. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will either post the response on the investor relations section of our website following the Annual Meeting or respond directly to that stockholder using the contact information provided. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and address all stockholder questions, we will respond to no more than two questions from any single stockholder. All questions received from stockholders during the virtual Annual Meeting will be posted on the Company’s investor relations website at http://investors.progress.com/ as soon as practicable following the Annual Meeting.

Q: What is a quorum?

A: A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy to legally conduct business during the meeting. For the Annual Meeting, the presence, online or by proxy, of the holders of at least 21,512,311 shares, which is a simple majority of the 43,024,621 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

If you are a stockholder of record, you must deliver your vote by internet, phone or mail or attend the Annual Meeting online and vote to be counted in the determination of a quorum.

Abstentions and “broker non-votes” will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum. A “broker non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner withholds its vote on a particular proposal because it has not received voting instructions from the beneficial owner and does not have the authority to vote on that matter without instructions. Brokers and other nominees have the discretion to vote on specified routine or “discretionary” matters, but not on non-routine or “non-discretionary” matters.

Q: What is the difference between a routine matter and a non-routine matter?

A: Brokers cannot vote on their customers’ behalf on non-routine or “non-discretionary” proposals such as Proposal One, the election of directors, and Proposal Two, the advisory vote on the fiscal 2024 compensation of our named executive officers (say-on-pay vote). Proposal Three, the ratification of the appointment of our independent registered public accounting firm, is a routine or “discretionary” matter for which your broker does not need your voting instruction to vote your shares.

Q: How do I vote?

A: If you are a stockholder of record, you have the option of submitting your proxy card by internet, phone, mail or attending the Annual Meeting online.

1.	Internet: You may vote your shares from any location in the world by going to www.proxyvote.com and following the Internet voting instructions on the proxy card. Proxies submitted via the Internet must be received by 11:59 p.m. Eastern Time on May 7, 2025.
2.	Telephone: You may vote your shares by calling 1-800-690-6903 (free within the United States, U.S. territories and Canada) and following the instructions provided by the recorded message. Proxies submitted via telephone must be received by 11:59 p.m. Eastern Time, on May 7, 2025.
3.	Mail: You may vote by completing and signing the proxy card and promptly mailing it in the enclosed postage-prepaid envelope provided for that purpose. You do not need to put a stamp on the enclosed envelope if you mail it from the United States. The shares you own will be voted according to your instructions on the proxy card. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR each director nominee and FOR Proposals 2 and 3.

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4.	During the Annual Meeting: You may vote online during the virtual Annual Meeting at www.virtualshareholdermeeting.com/PRGS2025. You will need your 16-digit control number included on your proxy card in order to be able to vote during the virtual Annual Meeting.

If you are a beneficial owner of shares, you may direct your broker, bank or nominee as to how to vote your shares using the voting instruction card provided by such broker, bank or nominee.

When you vote, you are giving your “proxy” to the individuals we have designated to vote your shares during the meeting as you direct. If you do not make specific choices, they will vote your shares to:

•	elect the nine individuals nominated by our Board of Directors;
•	approve the advisory vote on the fiscal 2024 compensation of our named executive officers (say-on-pay vote); and
•	approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year.

If any matter not listed in the Notice of Meeting is properly presented during the meeting, the proxies will vote your shares in accordance with their best judgment. As of the date of this Proxy Statement, we know of no matters that need to be acted on during the meeting other than as discussed in this Proxy Statement.

Q: How does the Board of Directors recommend that I vote?

A: The Board recommends that you vote your shares as follows:

•	FOR Proposal One — elect the nine nominees to the Board of Directors
•	FOR Proposal Two — approve the advisory vote on the fiscal 2024 compensation of our named executive officers (say-on-pay vote)
•	FOR Proposal Three — approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year

Q: Can I change or revoke my vote?

A: You may revoke your vote at any time before the proxy is exercised by filing with our Secretary a written notice of revocation or by signing and duly delivering a proxy bearing a later date. You may also revoke or change your vote by attending the Annual Meeting online and voting electronically during the Annual Meeting as instructed above. Your attendance during the meeting will not by itself revoke your vote.

Q: How many votes are required to elect directors (Proposal One)?

A: The nine nominees receiving the highest number of affirmative votes will be elected (also known as a “plurality” of the votes cast). You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote shares held by the firms in street name for the election of directors absent instructions from beneficial owners. As a result, any uninstructed shares will be treated as broker-non votes. Broker non-votes will have no effect on the results of this vote.

In an uncontested election, if a nominee receives a greater number of votes “withheld” from their election than votes “for” such election, that nominee is required to submit their offer of resignation for consideration by our Nominating and Corporate Governance Committee in accordance with our director resignation policy discussed in more detail in Proposal 1 of this Proxy Statement.

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Q: How many votes are required to adopt the other proposals (Proposals Two and Three)?

A: The other proposals will be approved if these proposals receive the affirmative vote of a majority of the shares present or represented and entitled to vote on these proposals. For Proposals Two and Three, you may vote FOR the proposal, AGAINST the proposal, or you may abstain. Abstentions will have the same effect as a vote “against” each of Proposals Two and Three. Absent instructions from beneficial owners, brokerage firms do not have authority to vote shares held by the firms in street name on Proposal Two (advisory vote on fiscal 2024 compensation of our named executive officers). As a result, any uninstructed shares on this Proposal will be treated as a broker non-vote. Those broker non-votes will have no effect on the results of the vote with respect to this Proposal.

Brokerage firms do have authority to vote customers’ uninstructed shares held by the firms in street name on Proposal Three (ratification of the selection of independent registered public accounting firm). We are not required to obtain the approval of our stockholders to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our current fiscal year, the Audit Committee of our Board will consider the results of this vote when selecting auditors in the future.

Q: What is “householding” of proxy materials?

A: In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the proxy materials. This practice is designed to reduce duplicate mailings, save printing and postage costs, and align with our sustainability practices to reduce paper consumption. If you would like to have a separate copy of our annual report and/or Proxy Statement mailed to you or to receive separate copies of future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by phone at (866) 540-7095. Such additional copies will be delivered promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies at the same address may wish to receive only one. If you now receive more than one copy and would like to receive only one copy, please submit your request to Broadridge Financial Solutions, Inc. at the address or phone number listed above.

Q: Who will count the votes and where can I find the voting results?

A: Broadridge Financial Solutions, Inc. will tabulate the voting results. We will announce the voting results at the Annual Meeting and we will publish the results by filing a Current Report on Form 8-K with the SEC within four business days of the Annual Meeting.

Expenses of Solicitation

We will bear the cost of solicitation of proxies. In addition to soliciting stockholders by mail, we will reimburse other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Our directors, officers and regular employees may, without additional compensation, solicit stockholders in person or by mail, telephone, facsimile or otherwise following the original solicitation. We may engage a proxy solicitation firm in connection with the Annual Meeting, in which case, the fees and expenses associated with any such proxy solicitation firm will be paid by us.

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Available Information

Stockholders of record on March 12, 2025, will receive with this Proxy Statement a copy of our Annual Report containing detailed financial information concerning the Company.

We will furnish our Annual Report, including the financial statements, free of charge upon written request. The exhibits to the Annual Report not included in the proxy materials are available electronically at www.sec.gov. Written requests should be directed to the following address: Progress Software Corporation, 15 Wayside Road, Suite 400, Burlington, Massachusetts 01803, Attention: YuFan Stephanie Wang, Corporate Secretary.

Our Annual Report (including exhibits thereto) is also available on our website at www.progress.com.

PROGRESS SOFTWARE CORPORATION

2025 Annual Meeting of Stockholders

Progress Software Corporation

15 Wayside Road

Suite 400

Burlington, MA 01803

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V67721-P24558 Nominees: 2. To approve, on an advisory basis, the compensation of Progress Software Corporation's named executive officers. 3. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025. NOTE: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. ! ! ! 1. Election of Directors 01) Paul T. Dacier 02) John R. Egan 03) Rainer Gawlick 04) Yogesh K. Gupta 05) Charles F. Kane 06) Samskriti Y. King 07) David A. Krall 08) Angela T. Tucci 09) Vivian M. Vitale For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. PROGRESS SOFTWARE CORPORATION To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: The Board of Directors recommends you vote FOR proposals 2 and 3. PROGRESS SOFTWARE CORPORATION 15 WAYSIDE ROAD, SUITE 400 BURLINGTON, MA 01803 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PRGS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V67722-P24558 PROGRESS SOFTWARE CORPORATION 2025 ANNUAL MEETING OF STOCKHOLDERS May 8, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Yogesh Gupta, Anthony Folger and YuFan Stephanie Wang, or any of them acting singly, as proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the company to be held virtually at www.virtualshareholdermeeting.com/PRGS2025 on May 8, 2025, at 10:00 A.M., Eastern Time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 26, 2025, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person. Continued and to be signed on reverse side